Exhibit (a)
                                                              Deposit Agreement


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                                                               EXECUTION VERSION












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                                DEPOSIT AGREEMENT

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                                  by and among

                             MECHEL STEEL GROUP OAO

                                       AND

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                                  as Depositary

                                       AND

      HOLDERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY SHARES EVIDENCED
                BY AMERICAN DEPOSITARY RECEIPTS ISSUED HEREUNDER

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                            Dated as of 27 July 2004

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                                                               EXECUTION VERSION

                                TABLE OF CONTENTS


                                    ARTICLE 1

                                   DEFINITIONS


SECTION 1.01.  Affiliate.......................................................1
SECTION 1.02.  Agent...........................................................1
SECTION 1.03.  American Depositary Receipt(s) or Receipt(s)....................1
SECTION 1.04.  American Depositary Share(s) and ADS(s).........................2
SECTION 1.05.  ADS Record Date.................................................2
SECTION 1.06.  ADS Securities..................................................2
SECTION 1.07.  Beneficial Owner................................................2
SECTION 1.08.  Business Day....................................................2
SECTION 1.09.  Commission......................................................2
SECTION 1.10.  Company.........................................................2
SECTION 1.11.  Corporate Trust Office..........................................2
SECTION 1.12.  Custodian.......................................................2
SECTION 1.13.  Custody Agreement...............................................3
SECTION 1.14.  Deposit Agreement...............................................3
SECTION 1.15.  Depositary......................................................3
SECTION 1.16.  Deposited Securities............................................3
SECTION 1.17.  Dollars or $....................................................3
SECTION 1.18.  DTC.............................................................3
SECTION 1.19.  General Instruction I.A.(1) for Form F-6........................3
SECTION 1.20.  Holder..........................................................3
SECTION 1.21.  indemnified person..............................................3
SECTION 1.22.  indemnifying person.............................................3
SECTION 1.23.  Losses..........................................................3
SECTION 1.24.  Pre-Release.....................................................3
SECTION 1.25.  Registrar.......................................................3
SECTION 1.26.  Regulation S Employee Benefit Plan Securities...................4
SECTION 1.27.  Restricted Securities ..........................................4
SECTION 1.28.  Rule 144 Securities ............................................4
SECTION 1.29.  Russian Share Registrar ........................................4
SECTION 1.30.  Securities Act .................................................4
SECTION 1.31.  Securities Exchange Act ........................................4
SECTION 1.32.  Share Register..................................................4
SECTION 1.33.  Shares..........................................................4


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                                    ARTICLE 2

    APPOINTMENT OF DEPOSITARY, FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION
                AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS


SECTION 2.01.  Appointment of Depositary.......................................5
SECTION 2.02.  Form and Transferability of Receipts............................5
SECTION 2.03.  Deposit of Shares...............................................8
SECTION 2.04.  Execution and Delivery of Receipts..............................9
SECTION 2.05.  Transfer of Receipts; Combination and Split-up of Receipts.....10
SECTION 2.06.  Surrender of Receipts and Withdrawal of Deposited Securities...10
SECTION 2.07.  Limitations on Execution and Delivery, Transfer and Surrender
                 of Receipts..................................................11
SECTION 2.08.  Lost Receipts, etc.............................................12
SECTION 2.09.  Cancellation and Destruction of Surrendered Receipts...........13
SECTION 2.10.  Pre-Release of Receipts........................................13
SECTION 2.11.  Pre-Release for the Initial Public Offering....................14
SECTION 2.12.  Maintenance of Records.........................................14


                                    ARTICLE 3

        CERTAIN OBLIGATIONS OF HOLDERS AND BENEFICIAL OWNERS OF RECEIPTS


SECTION 3.01.  Filing Proofs, Certificates and Other Information..............15
SECTION 3.02.  Liability of Holders or Beneficial Owners for Taxes............15
SECTION 3.03.  Representations and Warranties on Deposit of Shares............16
SECTION 3.04.  Disclosure of Interests........................................16


                                    ARTICLE 4

                            THE DEPOSITED SECURITIES


SECTION 4.01.  Cash Distributions.............................................17
SECTION 4.02.  Distributions Other Than Cash, Shares or Rights................17
SECTION 4.03.  Distributions in Shares........................................18
SECTION 4.04.  Rights.........................................................19
SECTION 4.05.  Conversion of Foreign Currency.................................20
SECTION 4.06.  Fixing of ADS Record Date......................................21
SECTION 4.07.  Voting of Deposited Securities.................................22
SECTION 4.08.  Changes Affecting Deposited Securities.........................23
SECTION 4.09.  Available Information..........................................23
SECTION 4.10.  Reports........................................................23
SECTION 4.11.  Lists of Holders...............................................24
SECTION 4.12.  Withholding....................................................24
SECTION 4.13.  Taxation.......................................................24


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                                    ARTICLE 5

                 THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY


SECTION 5.01.  Maintenance of Office and Transfer Books by the
                 Depositary; Agents...........................................25
SECTION 5.02.  Prevention or Delay in Performance by the Depositary or
                 the Company..................................................26
SECTION 5.03.  Obligations of the Depositary and the Company..................27
SECTION 5.04.  Resignation and Removal of the Depositary......................28
SECTION 5.05.  Custodian......................................................29
SECTION 5.06.  Notices and Reports............................................29
SECTION 5.07.  Issuance of Additional Shares, ADSs etc........................30
SECTION 5.08.  Indemnification; Reimbursement.................................31
SECTION 5.09.  Charges of Depositary..........................................32
SECTION 5.10.  Retention of Depositary Documents..............................33
SECTION 5.11.  Exclusivity....................................................33
SECTION 5.12.  List of Restricted Securities Holders..........................33


                                    ARTICLE 6

                            AMENDMENT AND TERMINATION


SECTION 6.01.  Amendment......................................................34
SECTION 6.02.  Termination....................................................34


                                    ARTICLE 7

                                  MISCELLANEOUS


SECTION 7.01.  Counterparts...................................................36
SECTION 7.02.  No Third Party Beneficiaries...................................36
SECTION 7.03.  Severability...................................................36
SECTION 7.04.  Holders and Beneficial Owners as Parties; Binding Effect.......36
SECTION 7.05.  Notices........................................................36
SECTION 7.06.  Governing Law..................................................37
SECTION 7.07.  Assignment.....................................................37
SECTION 7.08.  Compliance with U.S. Securities Laws...........................37
SECTION 7.09.  Titles.........................................................37
SECTION 7.10.  Registration of Shares; Russian Share Registrar; Share
                 Register.....................................................37
SECTION 7.11.  Arbitration; Settlement of Disputes............................40
SECTION 7.12.  Submission to Jurisdiction; Appointment of Agent for Service
                 of Process...................................................40
SECTION 7.13.  Waiver of Immunities; Venue....................................42
SECTION 7.14.  Language.......................................................42
SECTION 7.15.  Effectiveness..................................................42


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ANNEX A:  FORM OF AMERICAN DEPOSITARY RECEIPT................................A-1

ANNEX B: FORM OF CERTIFICATION AND AGREEMENT OF HOLDERS OF REGULATION S EMPLOYEE BENEFIT PLAN SECURITIES AND DEPOSIT OF SHARES PURSUANT
          TO SECTION 2.03 OF THE DEPOSIT AGREEMENT...........................B-1


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                                                               EXECUTION VERSION
                                DEPOSIT AGREEMENT

          THIS DEPOSIT AGREEMENT (the "Deposit Agreement") is made as of 27 July 2004 by and among Mechel Steel Group OAO, an open stock company organized under the laws of the Russian Federation, DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the State of New York, United States of America, and all Holders and Beneficial Owners from time to time of American Depositary Shares evidenced by Receipts issued hereunder. All capitalized terms used herein have the meanings ascribed to them in Article 1 or elsewhere in this Deposit Agreement.

                         W I T N E S S E T H  T H A T:


          WHEREAS, the Company desires to provide for (i) the deposit of Shares from time to time with the Depositary or the Custodian, as agent of the Depositary, for the purposes set forth in the Deposit Agreement and (ii) the execution and delivery of Receipts evidencing the American Depositary Shares representing the Shares so deposited; and

          WHEREAS, the Company has duly approved the establishment of an American Depositary Receipts facility upon the terms set forth in this Deposit Agreement, the execution and delivery of the Deposit Agreement on behalf of the Company, and the actions of the Company and the transactions contemplated herein.

          NOW, THEREFORE, in consideration of the premises set forth above and the mutual obligations hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

          The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

          SECTION 1.01 "Affiliate" means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another entity, and where the context relates to Rule 144 of the Securities Act, as defined and interpreted under the Securities Act.

          SECTION 1.02 "Agent" has the meaning set forth in Section 7.12.

          SECTION 1.03 "American Depositary Receipt(s)" or "Receipt(s)" mean the American Depositary Receipt(s) evidencing American Depositary Shares issued hereunder. Receipts may be either in physical certificated or book-entry form. Receipts in physical certificated form shall be substantially in the form of Exhibit A hereto and evidencing American Depositary Shares, as such American Depositary Receipts may be amended from time to time. A


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Receipt may represent any number of American Depositary Shares. References to
"Receipts" shall include book-entry notations on the books of the Depositary, unless the context otherwise requires.

          SECTION 1.04 "American Depositary Share(s)" and "ADS(s)" mean the securities representing the interests in the Deposited Securities and the rights evidenced by the Receipts issued hereunder. Each American Depositary Share shall represent the right to receive three Shares until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter the American Depositary Shares shall evidence the right to receive the amount of Shares or Deposited Securities specified in such Sections.

          SECTION 1.05 "ADS Record Date" has the meaning set forth in Section 4.06.

          SECTION 1.06 "ADS Securities" has the meaning set forth in Section
5.07.

          SECTION 1.07 "Beneficial Owner" means each person owning from time to time a beneficial interest in the American Depositary Shares evidenced by any Receipt. A Beneficial Owner may or may not be the Holder of the Receipt evidencing such ADSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the Receipt(s) evidencing the ADSs owned by such Beneficial Owner.

          SECTION 1.08 "Business Day" means, in the case of the Company, any day on which banks in the Russian Federation are not required or authorized by law to close and, in the case of the Depositary, any day on which banks in New York, New York are not required or authorized to close.

          SECTION 1.09 "Commission" means the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

          SECTION 1.10 "Company" means Mechel Steel Group OAO, an open stock company organized under the laws of the Russian Federation, having its principal executive office at Krasnopresnenskaya Nabarezhnaya 12, Moscow 123610, Russian Federation, and its successors.

          SECTION 1.11 "Corporate Trust Office" means the office of the Depositary at which its depositary receipts business is principally administered, which at the date of this Deposit Agreement is 60 Wall Street, New York, New York 10005 (and which at all times shall be located outside the United Kingdom).

          SECTION 1.12 "Custodian" means OOO Deutsche Bank, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute


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or additional custodian or custodians hereunder, and shall also mean (as the context shall require) all of them collectively.

          SECTION 1.13 "Custody Agreement" has the meaning set forth in Section 5.01.

          SECTION 1.14 "Deposit Agreement" means this Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

          SECTION 1.15 "Depositary" means Deutsche Bank Trust Company Americas, a New York banking corporation and a member of the United States Federal Reserve System, subject to regulation and supervision principally by the United States Federal Reserve Board and the New York State Banking Department, and any successor as depositary hereunder.

          SECTION 1.16 "Deposited Securities" as of any time means Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05. The collateral delivered in connection with Pre-Release transactions described in Section 2.10 hereof shall not constitute Deposited Securities.

          SECTION 1.17 "Dollars" or "$" means the lawful currency of the United States.

          SECTION 1.18 "DTC" means The Depositary Trust Company and its successors.

          SECTION 1.19 "General Instruction I.A.(1) to Form F-6" has the meaning set forth in Section 2.07.

          SECTION 1.20 "Holder" means the person in whose name a Receipt is registered on the books of the Depositary (or the Registrar (as hereinafter defined), if any) maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADSs evidenced by the Receipt registered in its name, such person shall be deemed to have all requisite authority to act on behalf of the Beneficial Owners of such ADSs.

          SECTION 1.21 "indemnified person" has the meaning set forth in Section 5.08.


          SECTION 1.22 "indemnifying person" has the meaning set forth in
Section 5.08.

          SECTION 1.23 "Losses" has the meaning set forth in Section 5.01.

          SECTION 1.24 "Pre-Release" has the meaning set forth in Section 2.10 hereof.

          SECTION 1.25 "Registrar" means the Depositary, or any bank or trust company having an office in the Borough of Manhattan, the City of New York, State of New York, United


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States of America, which shall be appointed by the Depositary to register
Receipts and transfers of Receipts as herein provided.

          SECTION 1.26 "Regulation S Employee Benefit Plan Securities" means securities originally issued pursuant to and in compliance with Rule 903(b)(1)(iv) under the Securities Act which have been held for 40 days from the date of issuance of such securities and to be deposited and sold as ADSs, which deposit is accompanied by a certificate of the depositor in the form attached hereto as Annex B, as well as a written certification by the Company that such depositor is not an Affiliate of the Company, in the form set forth in Annex B.

          SECTION 1.27 "Restricted Securities" mean American Depositary Shares, Shares, Receipts or Deposited Securities which are "restricted securities" as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, or which are held by an officer, director (or persons performing similar functions) or other Affiliate of the Company or which are subject to restrictions on sale or deposit under the laws of the United States (including without limitation the Securities Act) or the Russian Federation, or under a shareholder agreement or the charter of the Company, except for (i) Rule 144 Securities and (ii) and Regulation S Employee Benefit Plan Securities.

          SECTION 1.28 "Rule 144 Securities" means securities to be deposited and sold as ADSs pursuant to and in compliance with the provisions of Rule 144 under the Securities Act, which deposit is accompanied by a certificate of the depositor confirming that the factual circumstances required by Rule 144 have been met and a written opinion (each of which is reasonably acceptable to the Depositary and upon which the Depositary shall be entitled to rely) of reputable U.S. counsel stating that such securities may be sold as ADSs pursuant to and in compliance with the provisions of Rule 144.

          SECTION 1.29 "Russian Share Registrar" means the entity that maintains the Share Register for the Shares or any successor thereto and any other appointed agent of the Company for the transfer and registration of Shares.

          SECTION 1.30 "Securities Act" means the United States Securities Act of 1933, as from time to time amended.

          SECTION 1.31 "Securities Exchange Act" means the United States Securities Exchange Act of 1934, as from time to time amended.

          SECTION 1.32 "Share Register" means the shareholder register maintained by the Russian Share Registrar in which ownership of the Shares is registered.

          SECTION 1.33 "Shares" means the Company's common shares, nominal value 10 Rubles each, validly issued and outstanding and (except as contemplated in Section 2.11) fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares or evidence of the right to receive such Shares. If there shall occur any change in the nominal or par value, split-up, consolidation or any other reclassification of the Shares or, upon the occurrence of any event described in Section 4.08, an exchange or conversion in respect of the


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Shares, the term "Shares" shall, subject to applicable law, mean the resulting securities. References to Shares shall include evidence of rights to receive Shares, whether or not stated in the particular instance; provided, however, that in no event shall Shares include evidence of rights to receive Shares with respect to which (i) the full purchase price has not been paid, (ii) pre-emptive rights have not been validly waived or exercised or (iii) the original issuance was not approved as required under Russian law.


                                   ARTICLE 2

 APPOINTMENT OF DEPOSITARY, FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND
                  DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

          SECTION 2.01 Appointment of Depositary. The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Deposit Agreement. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms of this Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of this Deposit Agreement and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deposit Agreement, to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

          SECTION 2.02 Form and Transferability of Receipts. Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts may be issued in denominations of any number of American Depositary Shares. No certificated Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed on behalf of the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that, the signature of the Depositary may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipt is countersigned on behalf of the Registrar by the manual signature of a duly authorized officer of the Registrar. Signature of any Receipt by manual signature on behalf of one or both of the Depositary and the Registrar, if any, shall be conclusive evidence, and the only evidence, that such Receipt has been duly executed and delivered hereunder. The Depositary shall maintain at its Corporate Trust Office books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts. The Receipts issued hereunder shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or


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

subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company which are not Receipts issued hereunder.

          The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably required by the Depositary in order for the Depositary to perform its duties under this Deposit Agreement, or be required to comply with any applicable law or with the rules and regulations of any securities exchange, market or automated quotation system upon which the ADSs issued hereunder may be listed or to conform with any usage with respect thereto or required by any book-entry system by which ADSs issued hereunder may be transferred, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

          A global Receipt representing ADSs is expected to be deposited with DTC, and application has been made to DTC for acceptance of the ADSs in its book-entry settlement system. The global Receipt will be registered in the name of the nominee of DTC. The ADSs represented by the global Receipt will be held through the respective participants of DTC and transfers of the ADSs will be permitted only in accordance with the respective rules and operating procedures of such settlement system.

          The global Receipt shall bear the following legend (and such other legends as may be reasonably required by the Depositary) and shall be subject to the terms and conditions set forth therein:

Unless this certificate is presented by an authorized representative of The Depositary Trust Company ("DTC") to the agent authorized by Mechel Steel Group OAO for registration of transfer, exchange or payment, and any certificate issued in exchange for this certificate or any portion hereof is registered in the name of [DTC's nominee], or in such other name as is requested by an authorized representative of DTC (and any payment is made to [DTC's nominee] or to such other entity as is requested by an authorized representative thereof), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, in as much as the registered owner hereof, [DTC's nominee], has an interest herein.

PRIOR TO RECEIPT BY THE DEPOSITARY OF WRITTEN NOTICE FROM THE COMPANY THAT (A) THE PLACEMENT REPORT FOR THE ISSUE OF THE SHARES ISSUED BY THE COMPANY AND PLACED IN THE INITIAL PUBLIC OFFERING BY THE COMPANY (INCLUDING ANY EXERCISE BY THE UNDERWRITERS OF AN OVER-ALLOTMENT OPTION IN CONNECTION THEREWITH) HAS BEEN REGISTERED BY THE RUSSIAN FEDERAL SERVICE FOR THE FINANCIAL MARKETS AND (B) SUCH SHARES HAVE BEEN FULLY PAID, NOTWITHSTANDING ANYTHING IN THIS RECEIPT OR THE DEPOSIT AGREEMENT TO THE CONTRARY, THE DEPOSITARY SHALL NOT DELIVER ANY SHARES PURSUANT TO PARAGRAPH 2 OF THIS RECEIPT AND SECTION 2.06 OF THE DEPOSIT AGREEMENT, AND THE DEPOSITARY SHALL NOT VOTE, OR CAUSE TO BE VOTED, SECURITIES DEPOSITED HEREUNDER, AND HOLDERS SHALL NOT BE ENTITLED TO GIVE VOTING INSTRUCTIONS AS CONTEMPLATED BY PARAGRAPH 16 OF THIS RECEIPT AND SECTION 4.07 OF THE DEPOSIT AGREEMENT.


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

IF THE PLACEMENT REPORT FOR THE ISSUE OF THE SHARES ISSUED BY THE COMPANY AND PLACED IN THE INITIAL PUBLIC OFFERING HAS NOT BEEN REGISTERED BY THE RUSSIAN FEDERAL SERVICE FOR THE FINANCIAL MARKETS ON OR BEFORE 60 DAYS AFTER THE CLOSING DATE FOR SUCH OFFERING (OR SUCH LATER DATE AS THE COMPANY, THE SELLING SHAREHOLDERS AND THE UNDERWRITERS PARTICIPATING IN SUCH OFFERING MAY AGREE), UPON WRITTEN NOTICE BY THE COMPANY, THIS RECEIPT SHALL BE DEEMED CANCELLED AND VOID, AND THE DEPOSITARY SHALL RETURN TO THE COMPANY AND TO THE SELLING SHAREHOLDERS, AS INSTRUCTED BY THE COMPANY, ALL SHARES DEPOSITED HEREUNDER AND, TO THE EXTENT IT RECEIVES FUNDS FROM THE BANKS HOLDING THE PROCEEDS OF THE INITIAL PUBLIC OFFERING IN ESCROW OR ESCROW-TYPE ACCOUNTS, THE DEPOSITARY SHALL, IN ACCORDANCE WITH PARAGRAPH 12 OF THIS RECEIPT AND SECTION 4.01 OF THE DEPOSIT AGREEMENT, DISTRIBUTE SUCH FUNDS THROUGH DTC FOR DISTRIBUTION TO ITS RESPECTIVE PARTICIPANTS.

          All Receipts shall bear the following legend:

IT IS EXPECTED THAT THE SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR OF MECHEL STEEL GROUP OAO IN THE NAME OF DEUTSCHE BANK TRUST COMPANY AMERICAS, AS DEPOSITARY, OR ITS NOMINEE OR OF THE CUSTODIAN OR ITS NOMINEE. HOLDERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA'S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS. THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF SHARES OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION MAY NOT RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK.

          Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by properly executed instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York (subject to satisfying the requirements of this Deposit Agreement); provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes. Notwithstanding any notice to the contrary neither the Company nor the Depositary shall have any obligation under the terms hereof to any Beneficial Owner or holder of any Receipt issued pursuant to this Deposit Agreement unless such person is registered as the Holder thereof.


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

          SECTION 2.03 Deposit of Shares. Subject to the terms and conditions of this Deposit Agreement and applicable law, Shares may be deposited by physical (and if available, book-entry) delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer or endorsement which will consist of (i) extracts from the Share Register and, if applicable, share certificates evidencing ownership of the Shares, (ii) a transfer deed or other similar document authorizing registration of the Shares in the name of the Depositary, the Custodian or their respective nominees, or endorsement, in form satisfactory to the Custodian, and (iii) where applicable, a purchase/sale contract or other similar document relating to the transfer of the Shares, in each case in form satisfactory to the Custodian, together with all such certifications, payments (including, without limitation, amounts in respect of any applicable transfer taxes and the fees and charges of the Depositary set forth herein) and evidence of such payments as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary so requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit.

          No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that (i) any necessary approval has been granted by any governmental body in the Russian Federation which is then performing the function of the regulation of currency exchange and (ii) all applicable taxes and governmental charges and the fees and expenses of the Depositary have been paid. If required by the Depositary, Shares presented for deposit at any time, whether or not the Share Register is closed, shall be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary. If the Shares are registered in the name of the person on whose behalf they are presented for deposit, the Depositary shall also require a proxy or proxies (or one or more powers of attorney or equivalent documents) entitling the Custodian to exercise voting rights in respect of such Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee of either of them.

          Upon each delivery to the Custodian of an extract or extracts from the Share Register evidencing ownership of the Shares by each person presenting Shares for deposit hereunder and, as applicable, a certificate for, or other documents evidencing title to, Shares to be deposited hereunder, together with the other documents specified in this Deposit Agreement, the Custodian or its agents, promptly after receipt of evidence that such transfer has been accomplished, shall present such extract or extracts, certificate or certificates or other documents as above specified to the Russian Share Registrar for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or the Custodian or its nominee, and the Company shall use its best efforts to ensure that such transfer and recordation is promptly effected by the Russian Share Registrar. Records of ownership of Deposited Securities (including extracts from the Share Register) shall be held by the Custodian for the account and to the order of the Depositary at such place or places and in such manner as the Depositary shall determine. The Depositary agrees to instruct the Custodian to place all Shares accepted for deposit under this Deposit Agreement into segregated accounts separate from any Shares of the Company that may be held by such Custodian under any other depositary receipt facility relating to the Shares.

          Notwithstanding anything herein to the contrary, the Depositary shall have no obligation to accept Shares for deposit hereunder from any person or entity identified by the Company as holding Restricted Securities. In addition, any person depositing Rule 144 Securities shall have the obligation to notify the Depositary of the deposit of such type of securities and shall deliver the required opinions and other documentation in connection with such deposit as contemplated in this Agreement. Persons depositing Regulation S Employee Benefit Plan Securities shall deliver to the Depositary in connection with such deposit, a certificate in the form attached hereto as Annex B.

          SECTION 2.04 Execution and Delivery of Receipts. Upon receipt by any Custodian of any deposit pursuant to Section 2.03 hereunder together with any other documents required by the Depositary in accordance with this Deposit Agreement, and upon receipt in form satisfactory to the Depositary of a proper acknowledgement or other evidence from the Company or the Russian Share Registrar (including extracts from the Share Register) that any Deposited Securities have been recorded on the Share Register maintained by the Russian Share Registrar in the name of the Depositary or its nominee or the Custodian or its nominee, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes (including, without limitation, amounts in respect of any applicable transfer taxes) and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities. Alternatively, the Depositary, at the request, risk and expense of the person making the deposit and subject to the terms and conditions of this Deposit Agreement, shall deliver at its Corporate Trust Office to or upon the order of the person or persons entitled thereto, a physical certificated Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes (including, without limitation, amounts in respect of any applicable transfer taxes) and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

          Nothing in this Section shall be interpreted to prohibit Pre-Release as defined in Section 2.10 hereof.

          SECTION 2.05 Transfer of Receipts; Combination and Split-up of Receipts. The Depositary, subject to the terms and conditions of this Deposit Agreement including payment of applicable fees and charges of the Depositary set forth in Section 5.09 hereof, shall register transfers of Receipts on its transfer books, as promptly as practicable, upon any surrender of a Receipt at the Corporate Trust Office, by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

          The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

          The Depositary may, after consultation with the Company, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary (provided that such transfer offices are located outside the United Kingdom). In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable law and other requirements by Holders or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary.

          SECTION 2.06 Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender of a Receipt at the Corporate Trust Office for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fees of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement and the charter of the Company, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, at the principal office of the Custodian of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by (a)(i) the delivery of instruments of transfer to such Holder or as ordered by him or (ii) other documents evidencing title (including extracts from the Share Register) in the name of such Holder or as ordered by such Holder, and (b) delivery of any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay, at the principal office of the Custodian. At the request, risk and expense of the Holder, the Depositary may deliver Deposited Securities (other than Shares) at the Corporate Trust Office. The Company shall use its best efforts to ensure that transfer and recordation of the Deposited Securities into the name of the Holder or as directed by such Holder is effected within three
(3) Business Days of the Russian Share Registrar's receipt of such documentation as may be required by applicable law and the reasonable and customary internal regulations of the Russian Share Registrar, or as soon as possible thereafter.

          A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the principal office of such Custodian, subject to Sections 2.07, 3.01 and 3.02 of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of any cash dividends or other cash distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

          The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms hereof, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share.

          At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

          No surrender of Receipts for the purpose of withdrawal of Deposited Securities shall be accepted unless accompanied by evidence satisfactory to the Depositary that all necessary filings have been made and approvals have been obtained (or in each case, have been properly waived) under the laws of the Russian Federation.

          SECTION 2.07 Limitations on Execution and Delivery, Transfer and Surrender of Receipts. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary, the Custodian or the

Registrar may require payment from the depositor of the Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax (including, without limitation, amounts in respect of any applicable transfer taxes) or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity of any signatory and genuineness of any signature, may require proof of compliance with any applicable notice, consent or other requirements relating to the acquisition of securities of companies organized in the Russian Federation, may require proof of compliance with the provisions of the Company's charter in effect from time to time and resolutions and regulations of the Company's Board of Directors adopted pursuant to such charter, and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement and applicable law, including, without limitation, this Section 2.07.

          The delivery of Receipts against the deposit of Shares generally or against the deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company in their reasonable discretion at any time or from time to time because of any requirement of law or of any governmental or quasi-governmental body or commission or any securities exchange, market or automated quotation system on which the American Depositary Shares may be listed, or under any provision of this Deposit Agreement or the Receipts, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended, only as permitted in General Instruction I.A.(1) to Form F-6 under the Securities Act as such instruction may be amended from time to time ("General Instruction I.A.(1) to Form F-6") in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Russian Share Registrar or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities or (iv) such other circumstances as may be specifically contemplated by General Instruction I.A.(1) to Form F-6. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such securities. Except in connection with any cancellation of a Receipt as contemplated by Section 2.11, the surrender of outstanding Receipts may only be undertaken after (i) the placement report of the issue of the Shares issued by the Company and placed in the initial public offering by the Company has been registered by the Russian Federal Service for the Financial Markets and (ii) such Shares have been fully paid.

          SECTION 2.08 Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt at the expense of the Holder thereof and upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Holder thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) evidence satisfactory to the Depositary of such destruction, loss or theft and of the Holder's ownership thereof, (b) furnished a sufficient indemnity bond and (c) satisfied any other reasonable requirements imposed by the Depositary.

          SECTION 2.09 Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled. Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose.

          SECTION 2.10 Pre-Release of Receipts. The Depositary may issue Receipts against evidence (including extracts from the Share Register) of the right to receive Shares from the Company. No such issuance of Receipts shall be deemed a Pre-Release (as defined below). Notwithstanding Section 2.04 hereof, unless otherwise instructed by the Company, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.03 (a "Pre-Release"). Other than as contemplated by Section 2.11, the Depositary may, pursuant to Section 2.06, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Other than as contemplated by Section 2.11, each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered, that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, and that such person or its customer agrees to hold such Shares or Receipts in trust for the Depositary until such Shares or Receipts are delivered to the Depositary or the Custodian, and unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Receipts, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) Business Days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. Other than as contemplated by
Section 2.11, the number of American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it reasonably deems appropriate, and may change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary reasonably deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holders under this Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

          The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

          SECTION 2.11 Pre-Release for the Initial Public Offering. In connection with the initial public offering by the Company and the selling shareholders (including any exercise by the underwriters of an over-allotment option in connection therewith), the Depositary shall accept for deposit under
Section 2.03 the Shares issued by the Company and placed in such offering prior to full payment to the Company for such Shares by the underwriters or their nominees (it being understood and agreed by the Company that the underwriters or their nominees alone shall bear the responsibility for all payment for the Shares and that neither the Depositary nor the Custodian assumes any obligation or responsibility to make any payments for, nor shall either of them be subject to any liability under this Deposit Agreement or otherwise for nonpayment for, such Shares) and execute and deliver to DTC's nominee the global Receipt therefor. To ensure compliance with Russian law, such global Receipt shall be deemed to have been Pre-Released with the consent of the Company, but not issued on the basis of the Shares as underlying securities until written notice by the Company to the Depositary that (a) the placement report for the issue of such Shares has been registered by the Russian Federal Service for the Financial Markets and (b) such Shares have been fully paid, at which time such Receipts shall no longer be deemed to be Pre-Released. Prior to receiving such notice, notwithstanding anything in this Deposit Agreement to the contrary, (i) the Depositary shall not deliver any Shares pursuant to Section 2.06 and shall not vote, or cause to be voted, Deposited Securities, (ii) Holders shall not be entitled to give voting instructions, as contemplated by Section 4.07 and (iii) the only Receipt issued hereunder shall be the global Receipt registered in the name of DTC's nominee.

          The Company shall promptly inform the Depositary in writing as soon as it becomes aware of any change in the period for registration of the placement report for the issuance of the Shares issued by the Company and placed in the initial public offering. If the placement report for the issuance of the Shares issued by the Company and placed in the initial public offering has not been registered by the Russian Federal Service for the Financial Markets on or before
(i) the date that is 60 days after the closing date for such offering or (ii) such later date as the Company, the selling shareholders and the underwriters participating in such offering may agree, (which later date the Company shall notify to the Depositary in writing), then upon written notice by the Company, the global Receipt issued in connection with the initial public offering shall be deemed cancelled and void, and the Depositary shall return to the Company or to the selling shareholders, as instructed by the Company, all Shares deposited hereunder and, to the extent it receives funds from the banks holding the proceeds of the initial public offering in escrow or escrow-type accounts, it shall, in accordance with Section 4.01, distribute such funds through DTC to its respective participants, upon which this Deposit Agreement shall terminate and the Depositary shall be discharged from all obligations under this Deposit Agreement.

          SECTION 2.12 Maintenance of Records. The Depositary agrees to maintain or cause its agents to maintain records (which shall at all times be retained outside the United Kingdom) of all Receipts surrendered and Deposited Securities withdrawn under Section 2.06, substitute Receipts delivered under Section 2.08, and of cancelled or destroyed Receipts under

Section 2.09, in accordance with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws applicable to the Depositary.


                                    ARTICLE 3

                       CERTAIN OBLIGATIONS OF HOLDERS AND
                          BENEFICIAL OWNERS OF RECEIPTS

          SECTION 3.01 Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder or Beneficial Owner of a Receipt may be required from time to time to (i) file with the Depositary or the Custodian such proof of citizenship or residence, taxpayer status, exchange control approval, payment of applicable taxes or other governmental charges, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with applicable law or terms of this Deposit Agreement or the Receipts, or such information relating to the registration on the books of the Company or of the Russian Share Registrar, if applicable, or any other information the Custodian, the Depositary or the Company may deem necessary or appropriate as evidence of compliance with applicable law, and (ii) execute such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or appropriate. Any such person shall be required to comply with requests by the Company for information as to the capacity in which such person owns Receipts and Shares, the identity of any other person interested in any such Receipt or Share, and the nature of such interest. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or, subject to the terms of Section 7.08 hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made to the Depositary's or the Company's, as the case may be, reasonable satisfaction.

          SECTION 3.02 Liability of Holders or Beneficial Owners for Taxes. If any tax (including, without limitation, any transfer taxes) or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Holder or Beneficial Owner of such Receipt to the Depositary. The Depositary may refuse to effect any transfer (or any combination or split-up) of such Receipt or, subject to the terms of Section 7.08 hereof, any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder and Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder or Beneficial Owner of such Receipt shall remain liable for any deficiency. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

          SECTION 3.03 Representations and Warranties on Deposit of Shares. Except as contemplated by Section 2.11, every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor, if any, are (i) duly authorized, validly issued, fully paid and non-assessable, (ii) obtained and held by such person in compliance with applicable law and the charter of the Company and
(iii) free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Except as contemplated by Section 2.11, every such person shall also be deemed to represent and warrant that (i) such Shares and the Receipts evidencing American Depositary Shares representing such Shares are (a) not Restricted Securities and
(b) not subject to any unfulfilled requirements of the laws of the Russian Federation; and (ii) except with respect to any deposit of Rule 144 Securities or any deposit permitted hereunder pursuant to Sections 4.03, 4.04 or 4.08, such person is not and shall not become at any time while such person holds Receipts or any beneficial interest therein an Affiliate of the Company. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing the Shares, and in their sole and absolute discretion, to take any and all actions necessary to correct the consequences thereof.

          SECTION 3.04 Disclosure of Interests. Notwithstanding any other provision of this Deposit Agreement, each Holder and Beneficial Owner agrees, in relation to the Receipts, the ADSs, the Shares and other Deposited Securities which it owns beneficially or of record, to (a) provide such information as the Company may request pursuant to law (including, without limitation, relevant Russian Federation law, any applicable laws of the United States or any other relevant jurisdiction), the charter of the Company, any resolutions of the Company's Board of Directors adopted pursuant to such charter, the requirements of any markets or exchanges upon which the ADSs or Receipts are listed or traded, or to any requirements of any electronic book entry system by which the ADSs or Receipts may be transferred and (b) comply with, be bound by and subject to applicable provisions of the laws of the Russian Federation, the United States and any other relevant jurisdiction, the charter of the Company and requirements of any markets or exchanges upon which the ADSs, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book entry system by which the ADSs, Receipts or Shares may be transferred, to the same extent as if such Holder and Beneficial Owner held Shares (or such Beneficial Owner held ADSs or Receipts) directly.

          Failure by a Holder or Beneficial Owner to provide in a timely fashion the information requested by the Company may, in the Company's sole discretion, result in the withholding of certain rights in respect of such Holder or Beneficial Owner's American Depositary Shares (including voting rights and certain rights as to dividends in respect of the Shares represented by such American Depositary Shares). The Depositary agrees to comply with any instructions received from the Company requesting that the Depositary take the actions specified therein to obtain such information.

          In the event that the Company determines that there has been a failure to comply with the applicable reporting requirements with respect to any Deposited Securities and that sanctions are to be imposed against such Deposited Securities pursuant to the laws of the Russian Federation by a court of competent jurisdiction or the charter of the Company, the Company shall so notify the Depositary, giving details thereof, and shall instruct the Depositary in writing as to the application of such sanctions to the Deposited Securities. The Depositary shall have no liability for any actions taken in accordance with such instructions.


                                   ARTICLE 4

                            THE DEPOSITED SECURITIES

          SECTION 4.01 Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall establish an ADS Record Date pursuant to Section 4.06 hereof and shall, subject to the provisions of Section 4.05 hereof, convert such dividend or distribution into Dollars (if not paid in Dollars), as promptly as practicable, and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09 and any taxes or other governmental charges paid or payable in conjunction with such conversion), as promptly as practicable, to the Holders as of the ADS Record Date, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Holder of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to Holders entitled thereto, and any balance not so distributable shall be retained by the Depositary (without liability for interest thereon) for inclusion with funds received by the Depositary thereafter in respect of the Deposited Securities for distribution to Holders of Receipts then outstanding. The Company or its agent will remit to the appropriate governmental agency in the Russian Federation all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies. The Company shall, if so requested, provide to the Depositary evidence of the payment to the applicable governmental body of any amounts withheld on account of taxes. The Depositary or the Company or their respective agents may (but shall not be obligated to) file any reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

          SECTION 4.02 Distributions Other Than Cash, Shares or Rights. Subject to the provisions of Sections 4.12 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Section 4.01,
4.03 or 4.04, the Depositary shall establish an ADS Record Date pursuant to the terms of Section 4.06 hereof, and shall cause the securities or property received by it to be distributed as promptly as practicable to the Holders as of the ADS Record Date, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be practicable, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting a distribution, including without limitation (after consulting with the Company), the public or private sale of the securities or property thus received, or any part thereof, and the distribution of proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09 and any taxes or other governmental charges paid or payable in conjunction with such sale or distribution) to the Holders entitled thereto, all in the manner and subject to the conditions described in Section 4.01. The Depositary may also refrain from making any such distribution, in which case each American Depositary Share shall thenceforth also represent its proportionate interest in such securities or property.

          SECTION 4.03 Distributions in Shares. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary shall establish an ADS Record Date pursuant to the terms of
Section 4.06 hereof, and may, and will if the Company so requests, distribute as promptly as practicable to the Holders of outstanding Receipts as of the ADS Record Date, in proportion to the number of American Depositary Shares held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.12 and the payment of the fees and expenses of the Depositary as provided in Section 5.09. The Depositary may withhold any such distribution of Receipts if the Depositary has not received evidence satisfactory to it from the Company that such distribution complies with applicable law. If additional Receipts are not so distributed (except as pursuant to the final sentence of this paragraph), each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities. Alternatively, the Depositary may, upon the instructions of the Company, increase the Share-to-ADS ratio to reflect the new Shares, if the Depositary has received evidence satisfactory to it from the Company that such change in the Share-to-ADS ratio complies with applicable law. In lieu of delivering Receipts for fractional American Depositary Shares the Depositary may, in its discretion, after consultation with the Company, sell the amount of Shares represented by the aggregate of such fractions, at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale in accordance with Section 4.01.

          If, upon the advice of recognized outside counsel practicing in the Russian Federation and retained by the Depositary for such purpose, the Depositary determines that the acceptance of Shares for deposit hereunder in connection with any such dividend in, or free distribution of, Shares would require any registration, approval, permission or other action of any governmental authority of the Russian Federation, then the Depositary may, in its discretion, after consultation with the Company (i) seek such registration, approval, permission or other action, at the cost and expense of the Company, or
(ii) sell such Shares at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale in the same manner as a cash distribution under Section 4.01 hereof.

          SECTION 4.04 Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, upon receipt of timely notice thereof and after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary may allow the rights to lapse. If at the time of the offering of any rights, the Depositary determines in its discretion that it is lawful and practicable to make such rights available to all or certain Holders but not to other Holders, the Depositary may distribute to any Holder to whom it determines the distribution to be lawful and practicable, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

          In circumstances in which rights would otherwise not be distributed generally, if the Depositary determines in its discretion that it is lawful and practicable to make such rights available to certain Holders, the Depositary will, subject to applicable law, make such rights available to such Holders, in proportion to the number of American Depositary Shares held by such Holder, upon written notice from the Company to the Depositary that (i) the Company has elected in its sole discretion to permit such rights to be exercised and (ii) such Holder has executed such documents as the Company and the Depositary have determined are required under applicable law.

          If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from any such Holder pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.03 of this Deposit Agreement, and shall, pursuant to
Section 2.04 of this Deposit Agreement, execute and deliver Receipts to such Holder. In the case of a distribution pursuant to the second paragraph of this Section 4.04, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

          If the Depositary determines in its reasonable discretion that it is not lawful or practicable to make such rights available to all or certain Holders, it may sell the rights, warrants or other instruments (either by public or private sale or otherwise at its discretion) in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or practicably make such rights available, and allocate the proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise. Any such proceeds shall be distributed in accordance with Section 4.01 hereof.

          The Depositary will not distribute rights to Holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Holders or are registered under the provisions of such Act; provided, that nothing in this Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company or the Depositary to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If a Holder of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion acceptable to it from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.

          Subject to Section 5.03 of this Deposit Agreement, the Depositary shall not be responsible for any mistake in determining that it may be lawful or practicable to make such rights available to Holders in general or any Holder in particular.

          There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights.

          SECTION 4.05 Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the commercially reasonable judgment of the Depositary be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars and such Dollars

(net of any fees, expenses, taxes or other governmental charges incurred in the process of such conversion) shall be distributed, as promptly as practicable, to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise.

          If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable an application for such approval or license, if any, as it may deem necessary. Nothing herein shall obligate the Depositary to file or cause to be filed or to seek the effectiveness of any such application for any such approval or license, nor shall the Depositary be liable for failure to obtain such approval or license.

          If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or cannot be obtained within a reasonable period and at reasonable cost as determined by the Depositary, the Depositary may in its discretion, but subject to applicable law, either (i) distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to the Holders entitled to receive such foreign currency, or (ii) hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Holders entitled to receive the same.

          If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion, but subject to applicable law, make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and either distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.

          SECTION 4.06 Fixing of ADS Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (each, an "ADS Record Date")
(a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof,
(ii) entitled to give instructions for the exercise of voting rights at any such meeting, (iii) entitled to act in respect of any other matter or (iv) responsible for the fee assessed by the Depositary for inspection of the Share Register maintained by the Russian Share Registrar or (b) on or after which each American Depositary

Share will represent the changed number of Shares. The Depositary shall attempt to fix an ADS Record Date that is the same as the record date fixed by the Company with respect to the Shares or other Deposited Securities, but shall not be liable for any failure to do so. In addition, the Company shall give the Depositary at least twenty (20) days prior written notice of any meeting of the board of directors of the Company that is to consider the declaration and payment of dividends, in which case the Depositary may elect to exercise its discretion under Section 2.07 and suspend the delivery and registration of transfers of Receipts, and the Depositary shall fix an ADS Record Date for the determination of the Holders who shall be solely entitled to receive such dividend (if such dividend is declared and paid). The Company shall not fix a record date with respect to the payment of dividends that is prior to the date the Company has delivered such notice of the meeting of the board of directors of the Company. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, only the Holders at close of business in New York on such ADS Record Date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

          SECTION 4.07 Voting of Deposited Securities. Except as contemplated by
Section 2.11, upon receipt of timely notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall establish an ADS Record Date pursuant to the terms of Section 4.06, and the Depositary shall, as soon as practicable thereafter, mail to the Holders a notice in English, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting (or solicitation of consent or proxy) received by the Depositary from the Company, (b) a statement that the Holders as of the ADS Record Date will be entitled, subject to any applicable provision of the laws of the Russian Federation, the terms of this Deposit Agreement and of the charter of the Company, to instruct the Depositary as to the exercise of the voting rights (or right to consent to or to grant a proxy), if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given. Except as contemplated by Section 2.11, upon the written request of a Holder as of such ADS Record Date, received on or before the date established by the Depositary for such purpose, the Depositary shall (subject to Section 5.03) endeavor, insofar as practicable and as permitted by the charter of the Company and the laws of the Russian Federation, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt(s) in accordance with the instructions set forth in such request.

          Neither the Depositary nor the Custodian shall, under any circumstances, exercise any discretion as to voting, grant any proxy or power of attorney to another person to vote Shares or other Deposited Securities represented by the American Depositary Shares in such other person's discretion, vote any number of Shares or other Deposited Securities other than an integral number thereof, vote Shares or other Deposited Securities in a manner that would be inconsistent with any applicable law. A separate written request shall be required for each such meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities.

Shares or other Deposited Securities evidenced by Receipts for which no specific voting instructions have been received shall not be voted. Instructions in respect of any ADS shall be deemed to have been received only if received in accordance with the terms of this Deposit Agreement. The Company agrees that it shall not establish internal procedures that would prevent the Depositary from complying with, or that are inconsistent with, this Section 4.07, and to provide timely notice to the Depositary which will enable the timely notification of Holders as to any change in applicable law or the Company's charter resulting in limitations on the ability of the Depositary to vote a particular ADS according to the voting instructions received in regard to such ADS.

          SECTION 4.08 Changes Affecting Deposited Securities. In circumstances where the provisions of Section 4.02 do not apply, upon any change in nominal value or par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any distribution on Shares that is not distributed to Holders, or upon any recapitalization, reorganization, merger, consolidation or liquidation affecting the Company or to which it is a party, or upon the sale of all or substantially all of the assets of the Company, any securities, cash or other property which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall, to the extent permitted by applicable law, be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall (to the extent permitted by applicable law) thenceforth represent, in addition to (or in lieu of, as the case may be) the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion; provided that the Depositary may elect in its sole discretion to (i) distribute any cash it has received in connection with such actions in accordance with
Section 4.01; (ii) distribute any securities or other property it has received in connection with such actions (or sell such securities or other property and distribute the proceeds as cash) in accordance with Section 4.02; or (iii) execute and deliver additional Receipts as in the case of a dividend in Shares. In any such case the Depositary may at the request of the Company, but shall not be obligated to call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

          SECTION 4.09 Available Information. The Company shall furnish the Commission with certain public reports and documents required under the Securities Exchange Act. These reports and documents can be inspected and copied at the Commission's Public Reference Room which is located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024 Washington, D.C. 20549.

          SECTION 4.10 Reports. The Depositary shall make available for inspection by Holders at its Corporate Trust Office any reports and communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary, or the Custodian (or their respective nominees) as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to the Holders copies of such reports and communications when furnished by the Company pursuant to Section 5.06.

          SECTION 4.11 Lists of Holders. Promptly upon a written request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.


          SECTION 4.12 Withholding. The Company shall remit to the appropriate governmental authority or agency any amounts required to be withheld by the Company and owing to such governmental authority or agency; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency any amounts required to be withheld and owing to such authority or agency by the Depositary or the Custodian. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary shall withhold the amount required to be withheld and may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

          SECTION 4.13 Taxation. The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary reports with governmental authorities or agencies, and the Depositary, the Custodian or the Company and its agents may (but shall not be obligated to) file such reports as are necessary to reduce or eliminate applicable taxes on dividends, distributions and other benefits in respect of Deposited Securities. Holders and Beneficial Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (where applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents as the Depositary may deem necessary or proper to fulfill the Depositary's obligations under applicable law. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

          The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company or any of its Affiliates. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Foreign Personal Holding Company," or as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

                                   ARTICLE 5

                 THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

          SECTION 5.01 Maintenance of Office and Transfer Books by the Depositary; Agents. (a) Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

          The Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders, provided that such inspection shall be reasonably related to the Holders' interests as such and shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

          The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

          If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more securities exchanges, markets or automated quotation systems in the United States, the Depositary shall act as Registrar or, upon written notice to the Company, appoint a Registrar or one or more co-Registrars for registry of such Receipts in accordance with any requirements of such securities exchange(s), market(s) or automated quotation system(s).

          If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more securities exchanges, markets or automated quotation systems, (i) the Depositary shall be entitled to take or refrain from taking such action(s) as it may deem necessary or appropriate to comply with the requirements of such securities exchange(s), market(s) or automated quotation system(s) applicable to it, notwithstanding any other provision of this Deposit Agreement; and (ii) upon the reasonable request of the Depositary, the Company shall provide the Depositary such information and assistance as may be reasonably necessary for the Depositary to comply with such requirements, to the extent that the Company may lawfully do so.

          (b) The Depositary may perform its obligations under this Deposit Agreement through any agent or attorney appointed by it, provided that the Depositary shall notify the Company of such appointment. With respect to any and all losses, damages, costs, judgments, expenses and other liabilities (including reasonable attorneys' fees and expenses) (collectively referred to as "Losses") incurred by any Holder or Beneficial Owner as a result of the acts or failure to act by such agent or attorney (or, in the case of the Custodian, only such damages as are described below), the Depositary, to the extent it shall receive indemnification and security acceptable to it from such Holder or Beneficial Owner, may take appropriate action to recover such Losses from such agent or attorney and, to the extent is takes such action and recovers any amounts, as promptly as practicable shall distribute any amounts so recovered (exclusive of costs and expenses incurred by the Depositary in connection with recovering such Losses which are not reimbursed by such agent or attorney, including, without limitation, the Custodian) to the Holders and Beneficial Owners entitled thereto; and the Depositary's sole responsibility and liability to such Holders and Beneficial Owners shall be limited to amounts so received from such agent or attorney (exclusive of costs and expenses incurred by the Depositary in connection with recovering such Losses which are not reimbursed by such agent or attorney, including, without limitation, the Custodian).

          The liability of the Custodian is set forth in the Custody Agreement between the Depositary and the Custodian (the "Custody Agreement"). Under the terms of the related custodian operating agreement, the Custodian is only liable for its breach of the Custody Agreement, its gross negligence, willful default or fraud in connection with the performance of its obligations thereunder and for loss of Shares or funds held in custody under the Custody Agreement. In each case, the liability of the Custodian with respect to the loss of Shares or funds will be limited to direct (but not indirect, including consequential) losses incurred by Holders and Beneficial Owners.

          Moreover, only the Depositary, acting on behalf of Holders and Beneficial Owners, will be permitted to bring claims against the Custodian in respect of such losses incurred by Holders and Beneficial Owners as a result of the acts of, or the failure to act by, the Custodian. Any such claims by the Depositary against the Custodian will be resolved exclusively by arbitration. The Depositary agrees to promptly remit to Holders any amounts recovered from such claims (exclusive of costs and expenses incurred by the Depositary in connection with recovering such losses which are not reimbursed by the Custodian). The Depositary shall have no other responsibility or liability to Holders or Beneficial Owners with respect to the acts of, or the failure to act by, the Custodian or for the unavailability of the Shares or the failure to make any distribution of cash or property with respect thereto as a result of such unavailability.

          The liability of the Custodian for such losses incurred by Holders and Beneficial Owners, the obligation of the Depositary to bring claims against the Custodian for such losses and the method by which such claims may be brought are subject to the terms and conditions of the Custody Agreement, a copy of which is available from the Depositary upon the written request of any Holder.

          SECTION 5.02 Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or Affiliates shall incur any liability to any Holder or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Russian Federation, or any other country, or of any governmental or regulatory authority, securities exchange, market or automated quotation system, or by reason of any provision, present or future, of the charter of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or Affiliates incur any liability to any Holder or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Neither the Depositary nor the Company, nor any of their respective directors, officers, employees, agents or Affiliates shall incur any liability in the case that any or all holders of Deposited Securities benefit from any distribution, offering, right or other benefit which is not, under the terms of this Deposit Agreement, made available to any or all Holder(s) or Beneficial Owners of American Depositary Shares issued hereunder. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, or an event described in Section 4.08 of this Deposit Agreement, or for any other reason, a distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

          SECTION 5.03 Obligations of the Depositary and the Company. The Company and its directors, employees, agents and Affiliates assume no obligation nor shall they be subject to any liability under this Deposit Agreement to Holders or Beneficial Owners or other persons, except that they agree to perform such obligations as are specifically set forth in this Deposit Agreement without negligence or bad faith.

          The Depositary and its directors, employees, agents and Affiliates assume no obligation nor shall they be subject to any liability under this Deposit Agreement or the Receipts to any Holder or Beneficial Owner or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that they agree to perform such obligations as are specifically set forth in this Deposit Agreement without negligence or bad faith.

          Without limitation of the foregoing, neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts or this Deposit Agreement, on behalf of the Holders, Beneficial Owners or any other party. The Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

          Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner or any other person believed by it in good faith to be competent to give such advice or information; provided, however, that in the case of the Company, advice of or information from legal counsel is from recognized U.S. counsel for U.S. legal issues, recognized Russian counsel for Russian legal issues and recognized counsel of any other jurisdiction for legal issues with respect to that jurisdiction. The Depositary, the Custodian and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          The Depositary shall not be liable to the Company, any Holder or Beneficial Owner or any other person for the unavailability of the Deposited Securities or for the failure to make any distribution of cash or other distributions with respect thereto as a result of (a) any act or failure to act of the Company or its agents, the Russian Share Registrar, or its or their respective directors, employees, agents or Affiliates, (b) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, (c) any provision of any present or future regulation of any governmental or regulatory authority or securities exchange, market or automated quotation system, (d) any provision of any present or future charter of the Company or any other instrument of the Company governing Deposited Securities, (e) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or (f) any act of God or war or other circumstances beyond its control.

          The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

          The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is without negligence.

          The Custodian and the Depositary (and any of their Affiliates) may own and deal in any class of securities of the Company (and any of its Affiliates) and in Receipts.

          No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

          SECTION 5.04 Resignation and Removal of the Depositary. The Depositary at any time may resign as Depositary hereunder by written notice of its election to do so delivered to the Company. The Company at any time may remove the Depositary by written notice of its election to do so delivered to the Depositary. Notwithstanding anything to the contrary contained herein, in case at any time the Depositary acting hereunder shall resign or be removed, it shall continue to act as Depositary for the purpose of terminating this Deposit Agreement pursuant to

Section 6.02 of this Deposit Agreement. Any corporation into or with which the Depositary may be converted, merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

          SECTION 5.05 Custodian. The Depositary may from time to time appoint one or more entities as Custodian. The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder. The Depositary shall notify the Company promptly after the appointment of a substitute or an additional Custodian hereunder. Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities held by it as are requested of it, and any records pertaining thereto, to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

          Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and, without prejudice to the Depositary's power to appoint a substitute custodian, the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder. Unless the successor depositary shall have theretofore determined to appoint a substitute custodian, the successor depositary so appointed shall, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

          SECTION 5.06 Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy in English or summary in English of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

          Except with respect to reports, notices and other communications submitted or filed by the Company with the Commission via EDGAR, the Company will also promptly transmit to the Depositary (i) summaries in English or English-language versions of any reports, notices and other communications that are generally transmitted by the Company to holders of its Shares or other Deposited Securities, and (ii) English-language versions of the Company's annual reports (or summaries of the same to the extent permitted under U.S. securities laws and the rules and regulations of any securities exchange, market or automated quotation system in which the Receipts or Deposited Securities are traded), in each case prepared in accordance with the applicable requirements of the Commission and (iii) English language versions of any audited financial statements (whether annual or otherwise) prepared in accordance with U.S. GAAP that the Company includes in a public filing or submission or otherwise makes generally available to holders of its Shares or other Deposited Securities.

          The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any rules or regulations of the Commission, and the prompt transmittal by the Company to the Depositary, of such notices and any other reports and communications, including any proxy soliciting materials, which are made generally available by the Company to holders of its Shares or other Deposited Securities. If requested in writing by the Company, the Depositary will arrange for the timely mailing, at the Company's expense, of copies of such notices, reports and communications to all Holders and will, at the Company's expense, make a copy of such notices, reports and communications available for inspection by the Holders of ADSs at the Depositary's Corporate Trust Office. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

          SECTION 5.07 Issuance of Additional Shares, ADSs etc. The Company agrees that in the event it or any of its Affiliates (to the extent the Company has, or should have, knowledge) proposes (i) an issuance, sale or distribution of additional Shares or other securities that are or would be Deposited Securities ("ADS Securities"), (ii) an offering of rights to subscribe for ADS Securities, (iii) an issuance of securities convertible into or exchangeable for ADS Securities, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for ADS Securities, (v) an elective dividend of cash or ADS Securities, (vi) a redemption of ADS Securities, (vii) a meeting of holders of ADS Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets or (vii) any reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects or would affect the ADS Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that any such transaction does not violate the registration provisions of the Securities Act, or any other applicable law including, without limitation, the Securities Exchange Act or the securities laws of the states of the United States. In support of the foregoing, the Company will, if such transaction involves the deposit of Shares or other securities hereunder or an offer to Holders or Beneficial Owners, furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not application of such transaction to Holders and Beneficial Owners (1) requires a registration statement under the Securities Act (and the securities laws of the states of the United States) to be in effect or (2) is exempt from the registration requirements of the Securities Act (and the securities laws of the states of the United States) and (b) an opinion of counsel (reasonably satisfactory to the Depositary) in the Russian Federation stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws of the Russian Federation and (2) all requisite regulatory consents and approvals have been obtained in the Russian Federation. Without limiting the duty of the Company under the previous sentence, the

Depositary shall be entitled, but not required, to consult with counsel of its own choice at the expense of the Company and to take such action with respect to the facility created hereby as it may deem appropriate to prevent any violation by the Depositary or any agent of the Depositary of any United States federal or state securities laws or Russian law. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act (or under the securities laws of any state of the United States), the Company will either (i) register such transaction to the extent necessary or (ii) alter the terms of the transaction to prevent such transaction from violating the registration requirements of the Securities Act (and the securities laws of the states of the United States). The Company shall direct the Depositary in writing to take specified, reasonable measures with respect to the acceptance for deposit of ADS Securities as shall be required to prevent any violation of the registration requirements of the Securities Act (and the securities laws of the states of the United States).

          The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time deposit ADS Securities hereunder unless
(a) (i) the deposit and sale of such ADS Securities (and the ADSs to be issued upon such deposit) have been registered under the Securities Act or (ii) an exemption from the registration requirements of the Securities Act is available and (b) the deposit and sale of such ADS Securities will not violate, and will not cause the Depositary to be in violation of, Russian law.

          SECTION 5.08 Indemnification; Reimbursement. The Company agrees to indemnify the Depositary, its directors, employees, agents and Affiliates and any Custodian and their respective agents against, and hold each of them harmless from, any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of (a) any acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and Affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and Affiliates, (b) any offer or sale of Receipts, ADSs, Shares or other Deposited Securities or any registration statement under the Securities Act in respect thereof, except to the extent such loss, liability or expense arises out of information (or omission from information) furnished in writing to the Company by the Depositary or Custodian expressly for use in a registration statement under the Securities Act, or (c) the unavailability of Deposited Securities or the failure to make any distribution which would be covered by Article 4 hereof with respect thereto as a result of (i) any act or failure to act of the Company or its agents, the Russian Share Registrar, or their respective directors, employees, agents or Affiliates, (ii) any provision of any present or future charter of the Company or any other instrument of the Company governing Deposited Securities or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

          The Depositary agrees to indemnify the Company, its directors, employees, agents and Affiliates against, and hold them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed (or omitted) negligently or in bad faith by the Depositary under the terms of this Deposit Agreement.

          Notwithstanding anything herein to the contrary, the obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person (as hereinafter defined).

          Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights under this Section 5.08) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

          SECTION 5.09 Charges of Depositary. The Company agrees to pay or reimburse the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary. The right of the Depositary to receive payment and/or reimbursements under this Section 5.09 shall survive the termination of this Deposit Agreement.

          The following charges shall be incurred by the Holders and Beneficial Owners, by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), whichever is applicable: (1) taxes (including, without limitation, any amounts in respect of any applicable stamp tax and other governmental charges), (2) such transfer or registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share Register and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex or facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 or in connection with the execution and delivery of physical certificates pursuant to Section 2.04, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.04, 4.03, 4.04 and 4.08 and the surrender of Receipts pursuant to Section 2.06 or Section 6.02, provided, however, that no such fee shall be incurred or charged in connection with any deposit of Shares pursuant to Section 2.03 (or the related execution and delivery of Receipts pursuant to Section 2.04) in connection with the initial public offering contemplated by Section 2.11, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, provided, however, that no such fee shall be incurred or charged in connection with any distribution through DTC to its respective participants of such funds received from banks holding proceeds of the initial public offering in escrow or escrow-type accounts as contemplated by the second paragraph of Section 2.11, (7) a fee of $1.50 per Receipt or Receipts for transfers made pursuant to Section 2.05, (8) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (8) treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Holders, (9) a fee for, and deducted from, the distribution of proceeds of sales of securities or rights pursuant to Section 4.02, 4.03 or 4.04, respectively, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Holders of securities (for purposes of this clause (9) treating all such securities as if they were Shares) or Shares received in exercise of rights distributed to them pursuant to Section 4.04 but which securities or rights are instead sold by the Depositary and the net proceeds distributed and (10) a fee of $0.01 or less per ADS (or portion thereof) per year to cover such expenses as are incurred for inspections by the Depositary, the Custodian or their respective agents of the Share Register maintained by the Russian Share Registrar (which fee shall be assessed against Holders of record as of the date set by the Depositary in accordance with Section 4.06 hereof not more often than once each calendar year).

          SECTION 5.10 Retention of Depositary Documents. The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws applicable to the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company.

          SECTION 5.11 Exclusivity. The Company agrees not to appoint any other depositary for issuance of depositary receipts on its Shares so long as Deutsche Bank Trust Company Americas is acting as Depositary hereunder.

          SECTION 5.12 List of Restricted Securities Holders. From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon. The Company agrees to notify in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder, except in accordance with the following sentence. No person or entity so listed shall deposit any Shares hereunder unless such person or entity delivers an opinion on which the Depositary may rely, satisfactory to the Depositary, from recognized U.S. counsel for the Company and related certificates, in such form as may be agreed between the Company and the Depositary, that upon deposit of such Shares, such Shares and the Receipts issued in respect thereof will not be "restricted securities" within the meaning of Rule 144 (a)(3) under the Securities Act and shall be tradable without restriction.


                                    ARTICLE 6

                            AMENDMENT AND TERMINATION

          SECTION 6.01 Amendment. The Receipts outstanding hereunder and any provisions of this Deposit Agreement (including the form of Receipt attached hereto) may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of Holders or Beneficial Owners of Receipts. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise affect any substantial existing right of Holders, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to affect any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt and the ADSs represented thereby, to consent and agree to such amendment and to be bound by the ADSs and this Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder or Beneficial Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment or supplement of this Deposit Agreement and the Receipts to ensure compliance therewith, the Company and the Depositary may amend or supplement this Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to this Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

          SECTION 6.02 Termination. Upon the resignation or removal of the Depositary pursuant to Section 5.04 of this Deposit Agreement, this Deposit Agreement shall terminate on the date falling 90 days after the date written notification of such resignation or removal is delivered, unless prior to such date the Company shall have appointed a successor

Depositary and such successor Depositary shall have delivered written notice of such appointment to the Holders of all Receipts then outstanding. The Depositary shall mail notice of such resignation or removal, and the consequences thereof, to the Holders of all Receipts then outstanding reasonably promptly after the date of such resignation or removal. Notwithstanding the foregoing, in the absence of the willful default, gross negligence or bad faith of the Depositary or its agents, directors, officers or employees, no such termination shall have effect, and no such notice shall be given, until the Company has reimbursed the Depositary for its expenses and for other amounts incurred or disbursed by the Depositary in connection with the establishment and maintenance of the American Depositary Receipt facility created hereunder, as agreed between the Company and the Depositary. This Deposit Agreement may otherwise be terminated as contemplated by Section 2.11, in which case no notice of termination shall be required.

          On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.06, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (without liability for interest and after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Company under Section 5.08 and Section 7.10 hereof. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary hereunder.

                                    ARTICLE 7

                                  MISCELLANEOUS

          SECTION 7.01 Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder or Beneficial Owner of a Receipt during business hours.

          SECTION 7.02 No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person (except as specifically set forth herein).

          SECTION 7.03 Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

          SECTION 7.04 Holders and Beneficial Owners as Parties; Binding Effect. The Holders and Beneficial Owners of Receipts evidencing ADSs from time to time shall be parties to this Deposit Agreement and shall be deemed to have knowledge of and be bound by all of the terms and conditions hereof and of the Receipts evidencing ADSs by acceptance thereof.

          SECTION 7.05 Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by a letter personally delivered or couriered, addressed to Mechel Steel Group OAO, Krasnopresnenskaya Nabarezhnaya 12, Moscow 123610, Russian Federation, Fax: +7 095 258 1838; Tel: +7 095 258 1828, Attention: General Counsel, or to such place as the Company may have transferred its principal office.

          Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by a letter personally delivered or couriered, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, Attention: Depositary Receipts Department; Mr. Paul Martin (telephone number: (212) 250-1905; facsimile number:
(212) 797-0327), or any other place to which the Depositary may have transferred its Corporate Trust Office.

          Notices to the Company and to the Depositary are effective upon receipt provided that a notice given in accordance with this clause but not received on a business day in the city of the recipient or after normal business hours will only be deemed to be given on the next business day in the city of the recipient.

          Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement. Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

          SECTION 7.06 Governing Law. This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York, without reference to its choice of law principles.

          SECTION 7.07 Assignment. Subject to the provisions of Section 5.04 hereof, this Deposit Agreement may not be assigned by either the Company or the Depositary.

          SECTION 7.08 Compliance with U.S. Securities Laws. Notwithstanding anything in this Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by General Instruction I.A.(1) to Form F-6.

          SECTION 7.09 Titles. All references in this Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Deposit Agreement unless expressly provided otherwise. The words "this Deposit Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to the Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to articles and sections of this Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Deposit Agreement.

          SECTION 7.10 Registration of Shares; Russian Share Registrar; Share Register. (a) The Company has designated and appointed OAO NIKoil Registrar, in the Russian Federation, as its Russian Share Registrar in respect of the Shares and Deposited Securities. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to ensure that the designation and appointment of a Russian Share Registrar unaffiliated with the Company is in full force and effect for so long as any ADSs or Receipts remain outstanding hereunder or this Deposit Agreement remains in force.

          (b) The Company agrees that it shall, at all times: (i) take any and all action necessary to assure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar in respect of the Shares or other Deposited Securities; (ii) use its best efforts to cause the Russian Share Registrar to provide to the Depositary, the Custodian or their respective agents unrestricted access to the Share Register during ordinary business hours in Moscow, the Russian Federation, in such manner and upon such terms and conditions as the Depositary, in its reasonable discretion, may deem appropriate, to permit the Depositary, the Custodian or their respective agents to regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Deposit Agreement and, in connection therewith, to provide the Depositary, the Custodian or their respective agents, upon request, with a duplicate extract from the Share Register duly certified by the Russian Share Registrar (or some other evidence of verification which the Depositary, in its reasonable discretion, deems sufficient); (iii) use its best efforts to cause the Russian Share Registrar promptly (and, in any event, within three (3) Business Days of the Russian Share Registrar's receipt of such documentation as may be required by applicable law and the reasonable and customary internal regulations of the Russian Share Registrar, or as soon as practicable thereafter) to effect the re-registration of ownership of Deposited Securities in the Share Register in connection with any deposit or withdrawal of Shares or other Deposited Securities under this Deposit Agreement; (iv) permit and use its best efforts to cause the Russian Share Registrar to permit the Depositary or the Custodian to register any Shares or other Deposited Securities held hereunder in the name of the Depositary, the Custodian or their respective nominees (which may, but need not be, a non-resident of the Russian Federation); and (v) use its best efforts to cause the Russian Share Registrar promptly to notify the Depositary in writing at any time that the Russian Share Registrar (A) eliminates the name of a shareholder of the Company from the Share Register or otherwise alters a shareholder's interest in the Shares and such shareholder alleges to the Company or the Russian Share Registrar or publicly that such elimination or alteration is unlawful; (B) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of this Deposit Agreement relating to it (including, without limitation, this Section 7.10); (C) refuses to re-register Shares in the name of a particular purchaser and such purchaser (or its respective seller) alleges that such refusal is unlawful; (D) holds Shares of the Company for its own account; or (E) has materially breached the provisions of this Deposit Agreement relating to it (including, without limitation, this Section 7.10) and has failed to cure such breach within a reasonable time.

          (c ) The Company agrees that it shall be solely liable for any act or failure to act on the part of the Russian Share Registrar (other than any act or failure to act arising in connection with any act or failure of the Depositary or the Custodian to act) and that the Company shall be solely liable for the unavailability of Deposited Securities or for the failure of the Depositary to make any distribution of cash or other distributions with respect thereto as a result of (i) any act or failure to act of the Company or its agents, the Russian Share Registrar, or their respective directors, employees, agents or Affiliates (other than any act or failure to act arising in connection with any act or failure of the Depositary or the Custodian, or their respective directors, employees, agents or Affiliates to act), (ii) any provision of any present or future charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

          (d) The Depositary agrees for the benefit of Holders and Beneficial Owners that the Depositary or the Custodian shall confirm regularly (and in any event not less than monthly) the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Deposit Agreement. The Company and the Depositary agree that, for the purposes of the rights and obligations under this Deposit Agreement of the parties hereto, the records of the Depositary and the Custodian shall be controlling for all purposes with respect to the number of Shares or other Deposited Securities which should be registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of this Deposit Agreement. The Depositary agrees that it shall, and shall cause the Custodian to, at any time and from time to time use all reasonable efforts to assure the accuracy and completeness of all information set forth in the records of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to this Deposit Agreement with respect to Shares or other Deposited Securities registered in the name of any of them. The Depositary agrees that it will instruct the Custodian to maintain custody of all duplicate share extracts (or other evidence of verification) provided to the Depositary, the Custodian or their respective agents pursuant to
Section 7.10(b). In the event of any material discrepancy between the records of the Depositary or the Custodian and the Share Register, then, if the Depositary has knowledge of such discrepancy, the Depositary shall notify the Company promptly. In event of discrepancy between the records of the Depositary or the Custodian and the Share Register, the Company agrees that (whether or not it has received any notification from the Depositary) it will (i) use its best efforts to cause the Russian Share Registrar to reconcile its records to the records of the Depositary or the Custodian and to make such corrections or revisions in the Share Register as may be necessary in connection therewith, and (ii) to the extent the Company is unable to so reconcile such records, and the number of Shares reflected in the records of the Russian Share Registrar differs by more than one-half of one percent from the number of Shares reflected in the records of the Depositary or the Custodian, promptly instruct the Depositary to notify the Holders of the existence of such discrepancy. Upon receipt of the Company's instruction to notify the Holders of such discrepancy, the Depositary shall give such notification promptly to the Holders pursuant to Section 7.05 (it being understood that the Depositary at any time may give such notification to the Holders, whether or not it has received instructions from the Company) and shall promptly cease issuing Receipts until such time as, in the opinion of the Depositary, such records have been appropriately reconciled.

          (e) Notwithstanding anything herein to the contrary the provisions of this Section 7.10 shall survive any termination of this Deposit Agreement, in whole or in part.

          SECTION 7.11 Arbitration; Settlement of Disputes. (a) Any dispute, controversy, claim or cause of action brought by any party hereto against the Company arising out of or relating to the Shares or other Deposited Securities, the ADSs, the Receipts or this Deposit Agreement, or the breach hereof or thereof, shall be referred to, and finally resolved by, arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of this Deposit Agreement, which Rules are deemed incorporated by reference into this paragraph. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, that in the event of any third party litigation to which the Depositary is a party and to which the Company may be properly be joined, the Company may be so joined in any court in which such litigation is proceeding; and provided further, that any such dispute, controversy, claim or cause of action relating to or based upon the provisions of the federal securities laws of the United States or the rules and regulations promulgated thereunder may, but need not, be submitted to arbitration as provided in this Section 7.11. The place of the arbitration shall be the Borough of Manhattan in the City of New York, State of New York, United States of America, and the language of the arbitration shall be English.

          The number of arbitrators shall be three, each of whom shall be disinterested in such dispute, controversy, claim or cause of action shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions selected from the American Arbitration Association's Large Complex Case Panel. If a dispute, controversy or cause of action shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which shall appoint one arbitrator as if there were only two parties to such dispute, controversy or cause of action. If such alignment and appointment shall have not occurred within twenty (20) calendar days after the initiating party serves the arbitration demand, the American Arbitration Association shall appoint the three arbitrators. The parties and the American Arbitration Association may appoint from among the nationals of any country, whether or not a party is a national of that country.

          The arbitrators shall have no authority to award punitive or other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Deposit Agreement.

          (b) Any dispute, controversy, claim or cause of action rising out of or relating to the Shares or other Deposited Securities, the ADSs, the Receipts or this Deposit Agreement not subject to arbitration shall be litigated in the federal or state courts in the Borough of Manhattan in the City of New York, State of New York, United States of America.

          (c) The provisions of this Section 7.11 shall survive any termination of this Deposit Agreement, in whole or in part.

          SECTION 7.12 Submission to Jurisdiction; Appointment of Agent for Service of Process. The Company hereby (i) irrevocably designates and appoints CT Corporation System (the "Agent"), presently having its office at 111 Eighth Avenue, New York, New York 10011,

United States of America, as the Company's authorized agent upon which process may be served in any suit or proceeding (including, but not limited to, any arbitral proceeding as contemplated by Section 7.11 of this Deposit Agreement) arising out of or relating to the Shares or other Deposited Securities, the ADSs, the Receipts or this Deposit Agreement, (ii) consents and submits to the non-exclusive jurisdiction of any court in which any such suit or proceeding may be instituted, and (iii) agrees that service of process, by any means permitted by applicable law, upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such Agent of its appointment. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any ADSs or Receipts remain outstanding or this Deposit Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, to the fullest extent permitted by applicable law, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by established overnight courier service, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so couriered. The Company hereby irrevocably designates, appoints and empowers the Agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court or arbitration as described in this Article 7. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.12 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees, to the fullest extent permitted by applicable law, to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding (including any arbitration) against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy couriered to the Company, to its address provided in Section 7.05 hereof. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

          Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding (including an arbitration) against (a) the Company,
(b) the Depositary in its capacity as Depositary under this Deposit Agreement or
(c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States or in arbitration in accordance with
Section 7.11 hereof, and the Depositary or the Company have any claim, for indemnification or otherwise, against the other arising out of the subject matter of such suit, action or proceeding, then the Company and/or the Depositary may pursue such claim against the other in the state or federal court in the United States or arbitration in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding (including arbitration) brought against it as described in this paragraph or in Section 7.11. The provisions of this Section 7.12 shall survive any termination of this Deposit Agreement, in whole or in part.

          SECTION 7.13 Waiver of Immunities; Venue To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or other Deposited Securities, the ADSs, the Receipts or this Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any arbitration or court as provided in
Section 7.11 and Section 7.12 of this Deposit Agreement, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such arbitration or court that any such action, suit or proceeding has been brought in an inconvenient forum. The provisions of this Section 7.13 shall survive any termination of this Deposit Agreement, in whole or in part.

          SECTION 7.14 Language. Although this Deposit Agreement may be translated into the Russian language, the Russian version of this Deposit Agreement is for informational purposes only. In the event of any discrepancies between the English and the Russian versions of this Deposit Agreement or any dispute regarding the interpretation of any provision in the English or Russian versions of this Deposit Agreement, the English version of this Deposit Agreement shall prevail and questions of interpretation shall be addressed solely in the English language.

          SECTION 7.15 Effectiveness. This Deposit Agreement shall become effective upon the execution of the underwriting agreement in connection with the Company's initial public offering.

          IN WITNESS WHEREOF, MECHEL STEEL GROUP OAO and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Deposit Agreement as of the date first set forth above and all Holders and Beneficial Owners shall become parties hereto by accepting ADSs evidenced by Receipts issued in accordance with the terms hereof (or by accepting any interest therein).

                                MECHEL STEEL GROUP OAO



                                By:     /s/ Vladmir F.Iorich
                                   ---------------------------------------------
                                   Name: Vladimir F. Iorich
                                   Title: Chief Executive Officer


                                By:      /s/ Tatiana Kalyadina
                                   ---------------------------------------------
                                   Name: Tatiana Kalyadina
                                   Title: Chief Accountant



                                DEUTSCHE BANK TRUST COMPANY AMERICAS
                                       as Depositary


                                By:     /s/ Mike R. Hughes
                                   ---------------------------------------------
                                   Name: Mike R. Hughes
                                   Title:   Director



                                By:     /s/ Jeff Margolick
                                   ---------------------------------------------
                                   Name:  Jeff Margolick
                                   Title: Vice President

                                    ANNEX A
                       FORM OF AMERICAN DEPOSITARY RECEIPT



Number
                                                CUSIP#
                                                       -------------------------

                                                Each American Depositary Share
                                                represents Three Ordinary Shares




IT IS EXPECTED THAT THE SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR OF MECHEL STEEL GROUP OAO IN THE NAME OF DEUTSCHE BANK TRUST COMPANY AMERICAS, AS DEPOSITARY, OR ITS NOMINEE OR OF THE CUSTODIAN OR ITS NOMINEE. HOLDERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA'S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS. THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF SHARES OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY IF IT IS PREVENTED OR DELAYED FROM PERFORMING ITS OBLIGATIONS UNDER THE DEPOSIT AGREEMENT.

THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION MAY NOT RECOGNIZE OR ENFORCE JUDGMENTS OBTAINED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK.

[For global Receipt only: Unless this certificate is presented by an authorized representative of DTC to the agent authorized by Mechel Steel Group OAO for registration of transfer, exchange or payment, and any certificate issued in exchange for this certificate or any portion hereof is registered in the name of [DTC's nominee], or in such other name as is requested by an authorized representative of DTC (and any payment is made to [DTC's nominee] or to such other entity as is requested by an authorized representative thereof), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, in as much as the registered owner hereof, [DTC's nominee], has an interest herein.]

[For global Receipt only: PRIOR TO RECEIPT BY THE DEPOSITARY OF WRITTEN NOTICE FROM THE COMPANY THAT (A) THE PLACEMENT REPORT FOR THE ISSUE OF THE SHARES ISSUED BY THE COMPANY AND PLACED IN THE INITIAL PUBLIC OFFERING BY THE COMPANY (INCLUDING ANY EXERCISE BY THE UNDERWRITERS OF AN OVER-ALLOTMENT OPTION IN CONNECTION THEREWITH) HAS BEEN REGISTERED BY THE RUSSIAN FEDERAL SERVICE FOR THE FINANCIAL MARKETS AND (B) SUCH SHARES HAVE BEEN FULLY PAID BY THE UNDERWRITERS OR THEIR NOMINEES, NOTWITHSTANDING ANYTHING IN THIS RECEIPT OR THE DEPOSIT AGREEMENT TO THE CONTRARY, THE DEPOSITARY SHALL NOT DELIVER ANY SHARES PURSUANT TO

PARAGRAPH 2 OF THIS RECEIPT AND SECTION 2.06 OF THE DEPOSIT AGREEMENT, AND THE DEPOSITARY SHALL NOT VOTE, OR CAUSE TO BE VOTED, SECURITIES DEPOSITED HEREUNDER, AND HOLDERS SHALL NOT BE ENTITLED TO GIVE VOTING INSTRUCTIONS AS CONTEMPLATED BY PARAGRAPH 16 OF THIS RECEIPT AND SECTION 4.07 OF THE DEPOSIT AGREEMENT.]



[For global Receipt only: IF THE PLACEMENT REPORT FOR THE ISSUE OF THE SHARES ISSUED BY THE COMPANY AND PLACED IN THE INITIAL PUBLIC OFFERING HAS NOT BEEN REGISTERED BY THE RUSSIAN FEDERAL SERVICE FOR THE FINANCIAL MARKETS ON OR BEFORE 60 DAYS AFTER THE CLOSING DATE FOR SUCH OFFERING (OR SUCH LATER DATE AS THE COMPANY, THE SELLING SHAREHOLDERS AND THE UNDERWRITERS PARTICIPATING IN SUCH OFFERING MAY AGREE), UPON WRITTEN NOTICE BY THE COMPANY, THIS RECEIPT SHALL BE DEEMED CANCELLED AND VOID, AND THE DEPOSITARY SHALL RETURN TO THE COMPANY AND TO THE SELLING SHAREHOLDERS, AS INSTRUCTED BY THE COMPANY, ALL SHARES DEPOSITED HEREUNDER AND, TO THE EXTENT IT RECEIVES FUNDS FROM THE BANKS HOLDING THE PROCEEDS OF THE INITIAL PUBLIC OFFERING IN ESCROW OR ESCROW-TYPE ACCOUNTS, THE DEPOSITARY SHALL, IN ACCORDANCE WITH PARAGRAPH 12 OF THIS RECEIPT AND SECTION
4.01 OF THE DEPOSIT AGREEMENT, DISTRIBUTE SUCH FUNDS THROUGH DTC FOR DISTRIBUTION TO ITS RESPECTIVE PARTICIPANTS.]

                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                           AMERICAN DEPOSITARY RECEIPT

                                   EVIDENCING

                           AMERICAN DEPOSITARY SHARES

                                  REPRESENTING

              THREE ORDINARY SHARES OF NOMINAL VALUE 10 RUBLES EACH

                                       OF

                             MECHEL STEEL GROUP OAO

   (AN OPEN STOCK COMPANY ORGANIZED UNDER THE LAWS OF THE RUSSIAN FEDERATION)

     Deutsche Bank Trust Company Americas as depositary (hereinafter called the "Depositary"), hereby certifies that ___________________, or registered assigns IS THE HOLDER OF _______________________

AMERICAN DEPOSITARY SHARES

representing ordinary shares, nominal value 10 Rubles each (herein called "Share(s)"), of Mechel Steel Group OAO, an open stock company organized under the laws of the Russian Federation (herein called the "Company"). At the date hereof, each American Depositary Share represents three Shares deposited or subject to deposit under the Deposit Agreement.


THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS LOCATED AT 60 WALL STREET, NEW YORK, N.Y. 10005


          1. THE DEPOSIT AGREEMENT.

          This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of 27 July 2004 (such Deposit Agreement as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of Receipts representing American Depositary Share(s) (herein called "ADS(s)") issued thereunder, each of whom by accepting a Receipt or an interest therein agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the principal office of OOO Deutsche Bank, Moscow, Russian Federation, as custodian (the "Custodian").

          The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. For the avoidance of doubt, in the event of any inconsistency between the statements in this Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will control. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

          2. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

          Upon surrender of this Receipt at the Corporate Trust Office, and upon payment of the fee of the Depositary provided in this Receipt and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement and the charter of the Company, and upon payment of related fees and charges of the Depositary as described in Paragraph 7, the Holder hereof is entitled to delivery, to him or upon his order, at the principal office of the Custodian of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Delivery of such Deposited Securities may be made by (a)(i) the delivery of proper instruments of transfer to such Holder or as ordered by him or (ii) other documents evidencing title (including extracts from the Share Register) in the name of such Holder or as ordered by such Holder, and (b) delivery of any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay, at the principal office of the Custodian. At the request, risk and expense of the Holder, the Depositary may deliver Deposited Securities (other than Shares) at the Corporate Trust Office. The Company shall use its best efforts to ensure that transfer and recordation of the Deposited Securities into the name of the Holder or as directed by such Holder is effected within three (3) Business Days of the Russian Share Registrar's receipt of such documentation as may be required by applicable law and the reasonable and customary internal regulations of the Russian Share Registrar, or as soon as possible thereafter.

          A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the principal office of such Custodian, subject to the terms of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of

Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of any cash dividends or other cash distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

          The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms of the Deposit Agreement, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share.

          At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

          No surrender of Receipts for the purpose of withdrawal of Deposited Securities shall be accepted unless accompanied by evidence satisfactory to the Depositary that all necessary filings have been made and approvals have been obtained (or in each case, have been properly waived) under the laws of the Russian Federation.

          3. TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

          Subject to the terms and conditions of the Deposit Agreement, the transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Holder hereof in person or by a duly authorized attorney, upon surrender of this Receipt duly stamped (as may be required by law), properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable taxes or other governmental charges, and the fees and expenses of the Depositary related to such registration of transfer as set forth in Paragraph 7 hereof, and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. Upon satisfaction of the conditions described above, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto. This Receipt may, upon the terms and conditions of the Deposit Agreement, be split into other Receipts, or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary, the Custodian, or the Registrar may require payment from the depositor of the Shares or the presenter of the

Receipt a sum sufficient to reimburse it for any tax (including, without limitation, amounts in respect of any applicable transfer taxes) or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity of any signatory and genuineness of any signature, and may also require proof of compliance with any applicable notice, consent or other requirements relating to the acquisition of securities of companies organized in the Russian Federation, may require proof of compliance with the provisions of the Company's charter in effect from time to time and resolutions and regulations of the Company's Board of Directors adopted pursuant to such charter, and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement and applicable law and this Receipt, including, without limitation, this Paragraph 3.

          The delivery of Receipts against the deposit of Shares generally or against the deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company in their reasonable discretion at any time or from time to time because of any requirement of law or of any governmental or quasi-governmental body or commission or any securities exchange, market or automated quotation system on which the American Depositary Shares may be listed, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended, only as permitted in General Instruction I.A. (1) to Form F-6 in connection with
(i) temporary delays caused by closing the transfer books of the Depositary or the Russian Share Registrar or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities or (iv) such other circumstances as may be specifically contemplated by General Instruction I.A.(1) to Form F-6. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such securities. Except in connection with any cancellation of this Receipt that may be contemplated by Section 2.11 of the Deposit Agreement, the surrender of outstanding Receipts may only be undertaken after (i) the placement report of the issue of the Shares issued by the Company and placed in the initial public offering by the Company has been registered by the Russian Federal Service for the Financial Markets and (ii) such Shares have been fully paid.


          4. LIABILITY OF HOLDER OR BENEFICIAL OWNER FOR TAXES.

          If any tax (including, without limitation, any transfer taxes) or other governmental charge shall become payable with respect to this Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder or Beneficial Owner hereof to the Depositary. The Depositary may refuse to effect any transfer (or any combination or split-up) of this Receipt or, subject to Paragraph 23 hereof, any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder and Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder or Beneficial Owner hereof shall remain liable for any deficiency.

          The Holder and Beneficial Owner (if any) hereof agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

          5. REPRESENTATIONS AND WARRANTIES ON DEPOSIT OF SHARES; POWER OF ATTORNEY.

          Except as contemplated in Section 2.11 of the Deposit Agreement, every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor, if any, are (i) duly authorized, validly issued, fully paid, non-assessable, (ii) obtained and held by such person in compliance with all applicable law and (iii) free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Except as contemplated in Section 2.11 of the Deposit Agreement, every such person shall also be deemed to represent and warrant that (i) such Shares and the Receipts evidencing American Depositary Shares representing such Shares are (a) not Restricted Securities and (b) not subject to any unfulfilled requirements of the laws of the Russian Federation; and (ii) except with respect to any deposit of Rule 144 Securities or any deposit permitted hereunder pursuant to Paragraph 12 (third paragraph), Paragraph 13 or Paragraph 17, such person is not and shall not become at any time while such person holds Receipts or any beneficial interest therein an Affiliate of the Company. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing the Shares, and in their sole and absolute discretion, to take any and all actions necessary to correct the consequences thereof.

          Each Holder and Beneficial Owner upon acceptance of American Depositary Shares represented by this Receipt (or acceptance of any interest herein) hereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated in the Deposit Agreement with respect to the Deposited Securities, to adopt any and all procedures necessary to comply with applicable law and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement.

          6. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

          Any person presenting Shares for deposit or any Holder or Beneficial Owner of a Receipt may be required from time to time (i) to file with the Depositary or the Custodian such proof of citizenship or residence, taxpayer status, exchange control approval, payment of applicable taxes or other governmental charges, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with applicable law or terms of the Deposit Agreement or the Receipts, or such information relating to the registration on the books of the Company or of the Russian Share Registrar, if applicable, or any other information the Custodian, the Depositary, or the Company may deem necessary or appropriate as evidence of compliance with applicable law, and (ii) to execute such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or appropriate. Any such person shall be required to comply with requests by the Company for information as to the capacity in which such person owns Receipts and Shares, the identity of any other person interested in any such Receipt or Share, and the nature of such interest. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or, subject to the terms of Paragraph 23 hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made to the Depositary's or the Company's, as the case may be, reasonable satisfaction.

          7. CHARGES OF DEPOSITARY.

          The Company agrees to pay or reimburse the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The right of the Depositary to receive payments and/or reimbursements under this Paragraph 7 shall survive the termination of the Deposit Agreement.

          The following charges shall be incurred by the Holders and Beneficial Owners, by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Paragraph 12 hereof and to the terms of the Deposit Agreement), whichever is applicable: (1) taxes (including, without limitation, any amounts in respect of any applicable stamp tax and other governmental charges), (2) such transfer or registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share Register and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex or facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Paragraph 14 hereof and to the terms of the Deposit Agreement or in connection with the execution and delivery of physical certificates pursuant to Section 2.04 of the Deposit Agreement, (5) except as otherwise provided in Section 5.09 of the Deposit Agreement, a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Paragraphs 12, 13 and 17 hereof and to the terms of the Deposit Agreement and the surrender of Receipts pursuant to Paragraphs 2, 12 and 21 hereof and the terms of the Deposit Agreement, (6) except as otherwise provided in Section 5.09 of the Deposit Agreement, a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, (7) a fee of $1.50 per certificate for a Receipt or Receipts for transfers made pursuant to Paragraph 3, (8) a fee for the distribution of securities pursuant to Paragraph 12 hereof and to the terms of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (8) treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Holders, (9) a fee for, and deducted from, the distribution of proceeds of sales of securities or rights pursuant to Paragraph 12 or 13, respectively, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Holders of securities (for purposes of this clause (9) treating all such securities as if they were Shares) or Shares received in exercise of rights distributed to them pursuant to Paragraph 13, but which securities or rights are instead sold by the Depositary and the net proceeds distributed and (10) a fee of $0.01 or less per ADS (or portion thereof) per year to cover such expenses as are incurred for inspections by the Depositary, the Custodian or their respective agents of the Share Register maintained by the Russian Share Registrar (which fee shall be assessed against Holders of record as of the date set by the Depositary in accordance with Section 4.06 of the Deposit Agreement not more often than once each calendar year).

          8. PRE-RELEASE OF RECEIPTS.

          Notwithstanding anything to the contrary in this Receipt or in the Deposit Agreement but subject to the terms and conditions thereof, unless otherwise instructed by the Company, the Depositary may execute and deliver Receipts prior to the receipt of Shares (a "Pre-Release") against the evidence (including extracts from the Share Register) of the right to receive Shares from the Company. Other than as contemplated in Section 2.11 of the Deposit Agreement, the Depositary may deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Other than as contemplated in Section
2.11 of the Deposit Agreement, each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered, that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, and that such person or its customer agrees to hold such Shares or Receipts in trust for the Depositary until such Shares or Receipts are delivered to the Depositary or the Custodian, and unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Receipts, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5)

Business Days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. Other than as contemplated by
Section 2.11 of the Deposit Agreement, the number of American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it reasonably deems appropriate, and may change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary reasonably deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

          The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

          9. TITLE TO RECEIPTS.

          It is a condition of this Receipt and every successive Holder and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York (subject to satisfying the requirements of the Deposit Agreement); provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder hereof as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes. Neither the Depositary nor the Company shall have obligation under the terms hereof or of the Deposit Agreement to any Beneficial Owner or Holder of any Receipt issued pursuant to the Deposit Agreement unless such person is registered as the Holder thereof.

          10. VALIDITY OF RECEIPT.

          This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed on behalf of the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that the signature of the Depositary may be a facsimile if a Registrar for the Receipts shall have been appointed and this Receipt is countersigned on behalf of the Registrar by the manual signature of a duly authorized officer of the Registrar. Signature of this Receipt by manual signature on behalf of one or both of the Depositary and the Registrar, if any, shall be conclusive evidence, and the only evidence, that this Receipt has been duly executed and delivered under the terms hereof, and of the Deposit Agreement.

          11. REPORTS; INSPECTION OF TRANSFER BOOKS.

          The Company furnishes the Commission with certain public reports and documents required under the Securities Exchange Act. These reports and documents can be inspected and copied at the Commission's Public Reference Room which is located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024 Washington, D.C. 20549.

          The Depositary shall keep books at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders, provided that such inspection shall be reasonably related to the Holders' interests as such and shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

          12. DIVIDENDS AND DISTRIBUTIONS.

          Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall establish an ADS Record Date pursuant to Paragraph 15 hereof and shall, subject to Paragraph 14 hereof, convert such dividend or distribution into Dollars (if not paid in Dollars), as promptly as practicable, and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Paragraph 7 hereof and any taxes or other governmental charges paid or payable in conjunction with such conversion), as promptly as practicable, to the Holders as of the ADS Record Date (as herein defined), in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Holder of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to Holders entitled thereto, and any balance not so distributable shall be retained by the Depositary (without liability for interest thereon) for inclusion with funds received by the Depositary thereafter in respect of the Deposited Securities for distribution to Holders of Receipts then outstanding. The Depositary or the Company or their respective agents may (but shall not be obligated to) file any reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

          Subject to the terms of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution in cash, Shares or rights under the terms of the Deposit Agreement, the Depositary shall establish an ADS Record Date pursuant to the terms of Paragraph 15 hereof, and shall cause the securities or property received by it to be distributed as promptly as practicable to the Holders as of the ADS Record Date, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be practicable, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting a distribution, including without limitation (after consulting with the Company), the public or private sale of the securities or property thus received, or any part thereof, and the distribution of proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Paragraph 7 hereof and any taxes or other governmental charges paid or payable in conjunction with such sale or distribution) to the Holders entitled thereto, all in the manner described above in this Paragraph 12. The Depositary may also refrain from making any such distribution, in which case each American Depositary Share shall thenceforth also represent its proportionate interest in such securities or property.

          If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary shall establish an ADS Record Date pursuant to the terms of Paragraph 15 hereof, and may, and will if the Company so requests, distribute as promptly as practicable to the Holders of outstanding Receipts as of the ADS Record Date, in proportion to the number of American Depositary Shares held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement and of this Receipt with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Paragraph 7 hereof. The Depositary may withhold any such distribution of Receipts if the Depositary has not received evidence satisfactory to it from the Company that such distribution complies with applicable law. If additional Receipts are not so distributed (except as pursuant to the final sentence of this paragraph), each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities. Alternatively, the Depositary may, upon the instruction of the Company, increase the Share-to-ADS ratio to reflect the new Shares, if the Depositary has received evidence from the Company that such change in the Share-to-ADS ratio complies with applicable law. In lieu of delivering Receipts for fractional American Depositary Shares the Depositary may, in its discretion, after consultation with the Company, sell the amount of Shares represented by the aggregate of such fractions, at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale as if such proceeds were a cash distribution.

          If, upon the advice of recognized outside counsel practicing in the Russian Federation retained by the Depositary for such purpose, the Depositary determines that the acceptance of Shares for deposit hereunder in connection with any such dividend in or free distribution of Shares would require any registration, approval, permission or other action of any governmental authority of the Russian Federation, then the Depositary may, in its discretion, after consultation with the Company, (i) seek such registration, approval, permission or other action, at the cost and expense of the Company, or (ii) sell such Shares at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale in the same manner as a cash distribution under the first paragraph of this Paragraph 12.

          13. RIGHTS.

          In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, upon receipt of timely notice thereof and after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary may allow the rights to lapse. If at the time of the offering of any rights, the Depositary determines in its discretion that it is lawful and practicable to make such rights available to all or certain Holders but not to other Holders, the Depositary may distribute to any Holder to whom it determines the distribution to be lawful and practicable, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

          In circumstances in which rights would otherwise not be distributed generally, if the Depositary determines in its discretion that it is lawful and practicable to make such rights available to certain Holders, the Depositary will, subject to applicable law, make such rights available to such Holders, in proportion to the number of American Depositary Shares held by such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company and the Depositary have determined are required under applicable law.

          If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from any such Holder pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to the terms of the Deposit Agreement, and shall, pursuant to the Deposit Agreement, execute and deliver Receipts to such Holder. In the case of a distribution pursuant to the second paragraph of this Paragraph 13, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

          If the Depositary determines in its reasonable discretion that it is not lawful or practicable to make such rights available to all or certain Holders, it may sell the rights, warrants or other instruments (either by public or private sale or otherwise at its discretion) in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or practicably make such rights available, and allocate the proceeds of such sales (net of the fees and expenses of the Depositary as provided in Paragraph 7 hereof and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise. Any such proceeds shall be distributed in the same manner as a cash distribution under Paragraph 12 hereof.

          The Depositary will not distribute rights to Holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Holders or are registered under the provisions of such Act; provided, that nothing in this Receipt or in the Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company or the Depositary to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If a Holder of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion acceptable to it from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.

          Subject to Paragraph 18 hereof, the Depositary shall not be responsible for any mistake in determining that it may be lawful or practicable to make such rights available to Holders in general or any Holder in particular.

          There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights.

          14. CONVERSION OF FOREIGN CURRENCY.

          Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the commercially reasonable judgment of the Depositary be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars and such Dollars (net of any fees, expenses, taxes or other governmental charges incurred in the process of such conversion) shall be distributed, as promptly as practicable, to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise.

          If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable an application for such approval or license, if any, as it may deem necessary. Nothing herein shall obligate the Depositary to file or cause to be filed or to seek effectiveness of any such application for any such approval or license, nor shall the Depositary be liable for failure to obtain such approval or license.

          If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or cannot be obtained within a reasonable period and at reasonable cost as determined by the Depositary, the Depositary may in its discretion, but subject to applicable law, either (i) distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to the Holders entitled to receive such foreign currency, or (ii) hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Holders entitled to receive the same.

          If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion, but subject to applicable law, make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and either distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.

          15. RECORD DATES.

          Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (each, an "ADS Record Date") (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, (iii) entitled to act in respect of any other matter or (iv) responsible for the fee assessed by the Depositary for inspection of the Share Register maintained by the Russian Share Registrar, or (b) on or after which each American Depositary Share will represent the changed number of Shares. The

Depositary shall attempt to fix an ADS Record Date that is the same as the record date fixed by the Company with respect to the Shares or other Deposited Securities, but shall not be liable for any failure to do so. In addition, the Company shall give the Depositary at least twenty (20) days prior written notice of any meeting of the board of directors of the Company that is to consider the declaration and payment of dividends, in which case the Depositary may elect to exercise its discretion under Paragraph 3 and suspend the delivery and registration of transfers of Receipts, and the Depositary shall fix an ADS Record Date for the determination of the Holders who shall be solely entitled to receive such dividend (if such dividend is declared and paid). The Company shall not fix a record date with respect to the payment of dividends that is prior to the date the Company has delivered such notice of the meeting of the board of directors of the Company. Subject to Paragraph 12 hereof and to the provisions of the Deposit Agreement, the Holders at close of business in New York on such ADS Record Date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

          16. VOTING OF DEPOSITED SECURITIES.

          Except as contemplated by Section 2.11 of the Deposit Agreement, upon receipt of timely notice of any meeting of holders of Shares or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall establish an ADS Record Date pursuant to Paragraph 15 hereof, and the Depositary shall, as soon as practicable thereafter, mail to the Holders of Receipts a notice in English, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting (or solicitation of consent or proxy) received by the Depositary from the Company, (b) a statement that the Holders of Receipts as of the ADS Record Date will be entitled, subject to any applicable provision of the laws of the Russian Federation, the terms of the Deposit Agreement and of the charter of the Company, to instruct the Depositary as to the exercise of the voting rights (or right to consent to or to grant a proxy), if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given. Except as contemplated by Section 2.11 of the Deposit Agreement, upon the written request of a Holder of a Receipt as of such ADS Record Date, received on or before the date established by the Depositary for such purpose, the Depositary shall (subject to Paragraph 18) endeavor, insofar as practicable and as permitted by the laws of the Russian Federation and the charter of the Company, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt(s) in accordance with the instructions set forth in such request. Neither the Depositary nor the Custodian shall, under any circumstances, exercise any discretion as to voting, grant any proxy of power of attorney to another person to vote Shares or other Deposited Securities represented by American Depositary Shares in such other person's discretion, vote any Shares or other Deposited Securities other than an integral number thereof, or vote Shares or other Deposited Securities in a manner that would be inconsistent with applicable law. A separate written request shall be required for each such meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities.

Shares or other Deposited Securities evidenced by Receipts for which no specific voting instructions have been received shall not be voted. Instructions in respect of any ADS shall be deemed to have been received only if received in accordance with the terms of the Deposit Agreement and of this Receipt. The Company has agreed that it shall not establish internal procedures that would prevent the Depositary from complying with, or that are inconsistent with, its obligations under this Paragraph 16, and provide timely notice to the Depositary which will enable the timely notification of Holders as to any change in applicable law or the Company's charter resulting in limitations on the ability of the Depositary to vote a particular ADS according to the voting instructions received in regard to such ADS.

          17. CHANGES AFFECTING DEPOSITED SECURITIES.

          In circumstances other than a distribution in Shares, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any distribution on Shares that is not distributed to Holders, or upon any recapitalization, reorganization, merger, consolidation or liquidation affecting the Company or to which it is a party, or upon the sale of all or substantially all of the assets of the Company, any securities, cash or property which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall, to the extent permitted by applicable law, be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall (to the extent permitted by applicable law) thenceforth represent, in addition to (or in lieu of, as the case may be) the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion; provided that the Depositary may elect in its sole discretion to (i) distribute any cash it has received in connection with such actions in accordance with Section 4.01; (ii) distribute any securities or other property it has received in connection with such actions (or sell such securities or other property and distribute the proceeds as cash) in accordance with Section 4.02; or (iii) execute and deliver additional Receipts as in the case of a dividend in Shares. In any such case the Depositary may at the request of the Company, but shall not be obligated to, call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

          18. LIABILITY OF THE COMPANY AND DEPOSITARY.

          Neither the Depositary nor the Company nor any of their respective directors, employees, agents or Affiliates shall incur any liability to any Holder or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Russian Federation, or any other country, or of any governmental or regulatory authority, securities exchange, market or automated quotation system, or by reason of any provision, present or future, of the charter of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the

Depositary or the Company or any of their respective directors, employees, agents or Affiliates incur any liability to any Holder or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Neither the Depositary nor the Company shall incur any liability in the case that any or all holders of Deposited Securities benefit from any distribution, offering, right or other benefit which is not, under the terms of the Deposit Agreement, made available to any or all Holder(s) or Beneficial Owners of American Depositary Shares. Where, by the terms of a distribution pursuant to the terms of the Deposit Agreement and Paragraph 12 hereof, or an offering or distribution pursuant to the terms of the Deposit Agreement and Paragraph 13 hereof, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

          Neither the Depositary nor the Company nor any of their respective directors, employees, agents and Affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information; provided, however, that in the case of the Company, advice of or information from legal counsel is from recognized U.S. counsel for U.S. legal issues, recognized Russian counsel for Russian legal issues and recognized counsel of any other jurisdiction for legal issues with respect to that jurisdiction. The Depositary, the Custodian and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that such action or nonaction is without negligence. The Depositary shall not be liable to the Company, any Holder or Beneficial Owner or any other person for the unavailability of the Deposited Securities or for the failure to make any distribution of cash or other distributions with respect thereto as a result of (a) any act or failure to act of the Company or its agents, the Russian Share Registrar, or its or their respective directors, employees, agents or Affiliates, (b) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, (c) any provision of any present or future regulation of any governmental or regulatory authority or securities exchange, market or automated quotation system, (d) any provision of any present or future charter of the Company or any other instrument of the Company governing Deposited Securities, (e) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof or (f) any act of God or war or other circumstances beyond its control. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more securities exchanges, markets or automated quotation systems, (i) the Depositary shall be entitled to take or refrain from taking such action(s) as it may deem necessary or appropriate to comply with the requirements of such securities exchange(s), market(s) or automated quotation system(s) applicable to it, notwithstanding any other provision of the Deposit Agreement; and (ii) upon the reasonable request of the Depositary, the Company has agreed in the Deposit Agreement to provide the Depositary such information and assistance as may be reasonably necessary for the Depositary to comply with such requirements, to the extent that the Company may lawfully do so. The Custodian and the Depositary (and any of their Affiliates) may own and deal in any class of securities of the Company (and any of its Affiliates) and in Receipts. No disclaimer of liability under the Securities act is intended by any provision of the Deposit Agreement or this Receipt.

          19. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

          The Depositary at any time may resign as Depositary under the Deposit Agreement by written notice of its election to do so delivered to the Company. The Company at any time may remove the Depositary by written notice of its election to do so delivered to the Depositary. Notwithstanding anything to the contrary contained in the Deposit Agreement, in case at any time the acting Depositary shall resign or be removed, it shall continue to act as Depositary for the purpose of terminating this Deposit Agreement pursuant to the terms of the Deposit Agreement and Paragraph 21 of this Receipt. Any corporation into or with which the Depositary may be converted, merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

          The Depositary may from time to time appoint one or more entities as Custodian. The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties under the Deposit Agreement by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting under the Deposit Agreement, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians under the Deposit Agreement. The Depositary shall notify the Company promptly after the appointment of a substitute or an additional Custodian under the Deposit Agreement. Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities held by it as are requested of it, and any records pertaining thereto, to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

          20. AMENDMENT.

          This Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holder or Beneficial Owner hereof. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise affect any substantial existing right of the Holder hereof shall, however, not become effective as to this Receipt until the expiration of thirty days after notice of such amendment shall have been given to the Holder hereof. The Holder and Beneficial Owner hereof agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for
(a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to affect any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold this Receipt and the ADSs represented thereby, to consent and agree to such amendment and to be bound by this Receipt, the ADSs and by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder or Beneficial Owner of this Receipt to surrender this Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require the amendment or supplement of this Receipt or of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement this Receipt and the Deposit Agreement at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement hereof or of the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

          21. TERMINATION OF DEPOSIT AGREEMENT.

          Upon the resignation or removal of the Depositary pursuant to the terms of the Deposit Agreement and Paragraph 19 hereof, the Deposit Agreement shall terminate on the date falling 90 days after the date written notification of such resignation or removal is delivered, unless prior to such date the Company shall have appointed a successor Depositary and such successor Depositary shall have delivered written notice of such appointment to the Holders of all Receipts then outstanding. The Depositary shall mail notice of such resignation or removal, and the consequences thereof, to the Holders of all Receipts then outstanding reasonably promptly after the date of such resignation or removal. Notwithstanding the foregoing, in the absence of the willful default, gross negligence or bad faith of the Depositary or its agents, directors, officers or employees, no such termination shall have effect, and no such notice shall be given, until the Company has reimbursed the Depositary for its expenses and for other amounts incurred or disbursed by the Depositary in connection with the establishment and maintenance of the American Depositary Receipt facility created under the Deposit Agreement, as agreed between the Company and the Depositary. The Deposit Agreement may otherwise be terminated in the manner provided in Section 2.11 of the Deposit Agreement, in which case no notice of termination shall be required. On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Paragraph 2, and
(c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the terms of the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (without liability for interest and after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations to the Holders and Beneficial Owners under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for certain obligations to the Depositary described therein.


          22. DISCLOSURE OF INTERESTS; OWNERSHIP RESTRICTIONS.

          Notwithstanding any other provision of the Deposit Agreement or of this Receipt, each Holder and Beneficial Owner agrees to (a) provide such information as the Company may request pursuant to law (including, without limitation, relevant Russian Federation law, any applicable laws of the United States or any other relevant jurisdiction), the charter of the Company, any resolutions of the Company's Board of Directors adopted pursuant to such charter, the requirements of any markets or exchanges upon which the ADSs or Receipts are listed or traded, or to any requirements of any electronic book entry system by which the ADSs or Receipts may be transferred and (b) comply with, be bound by and subject to applicable provisions of the laws of the Russian Federation, the United States and any other relevant jurisdiction, the charter of the Company and requirements of any markets or exchanges upon which the ADSs, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book entry system by which the ADSs, Receipts or Shares may be transferred, to the same extent as if such Holder and Beneficial Owner held Shares (or such Beneficial Owner held ADSs or Receipts) directly.

          Failure by a Holder or Beneficial Owner to provide in a timely fashion the information requested by the Company may, in the Company's sole discretion, result in the withholding of certain rights in respect of such Holder or Beneficial Owner's American Depositary Shares (including voting rights and certain rights as to dividends in respect of the Shares represented by such American Depositary Shares). The Depositary agrees to comply with any instructions received from the Company requesting that the Depositary take the actions specified therein to obtain such information.

          In the event that the Company determines that there has been a failure to comply with the applicable reporting requirements with respect to any Deposited Securities and that sanctions are to be imposed against such Deposited Securities pursuant to the laws of the Russian Federation by a court of competent jurisdiction or the charter of the Company, the Company shall so notify the Depositary, giving details thereof, and shall instruct the Depositary in writing as to the application of such sanctions to the Deposited Securities. The Depositary shall have no liability for any actions taken in accordance with such instructions.

          23. COMPLIANCE WITH U.S. LAWS.

          Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by General Instruction I.A. (1) to Form F-6 under the Securities Act, as such instruction may be amended from time to time.

          24. AGENTS.

          The Depositary may perform its obligations under the Deposit Agreement through any agent or attorney appointed by it, provided that the Depositary shall notify the Company of such appointment. With respect to any and all losses, damages, costs, judgments, expenses and other liabilities (including reasonable attorneys' fees and expenses) (collectively referred to as "Losses") incurred by any Holder or Beneficial Owner as a result of the acts or failure to act by such agent or attorney (or, in the case of the Custodian, only such damages as are described below), the Depositary, to the extent it shall receive indemnification and security acceptable to it from such Holder or Beneficial Owner, may take appropriate action to recover such Losses from such agent or attorney and, to the extent is takes such action and recovers any amounts, as promptly as practicable shall distribute any amounts so recovered (exclusive of costs and expenses incurred by the Depositary in connection with recovering such Losses which are not reimbursed by such agent or attorney, including, without limitation, the Custodian) to the Holders and Beneficial Owners entitled thereto; and the Depositary's sole responsibility and liability to such Holders and Beneficial Owners shall be limited to amounts so received from such agent or attorney (exclusive of costs and expenses incurred by the Depositary in connection with recovering such Losses which are not reimbursed by such agent or attorney, including, without limitation, the Custodian).

          The liability of the Custodian is set forth in the Custody Agreement between the Depositary and the Custodian (the "Custody Agreement"). Under the terms of the Custodian Operating Agreement, the Custodian is only liable for its breach of the Custody Agreement, its gross negligence, willful default or fraud in connection with the performance of its obligations thereunder and for loss of Shares or funds held in custody under the Custody Agreement. In each case, the liability of the Custodian with respect to the loss of Shares or funds will be limited to direct (but not indirect, including consequential) losses incurred by Holders and Beneficial Owners.

          Moreover, only the Depositary, acting on behalf of Holders and Beneficial Owners, will be permitted to bring claims against the Custodian in respect of such losses incurred by Holders and Beneficial Owners as a result of the acts of, or the failure to act by, the Custodian. Any such claims by the Depositary against the Custodian will be resolved exclusively by arbitration. The Depositary agrees to promptly remit to Holders any amounts recovered from such claims (exclusive of costs and expenses incurred by the Depositary in connection with recovering such losses which are not reimbursed by the Custodian). The Depositary shall have no other responsibility or liability to Holders or Beneficial Owners with respect to the acts of, or the failure to act by, the Custodian or for the unavailability of the Shares or the failure to make any distribution of cash or property with respect thereto as a result of such unavailability.

          The liability of the Custodian for such losses incurred by Holders and Beneficial Owners, the obligation of the Depositary to bring claims against the Custodian for such losses and the method by which such claims may be brought are subject to the terms and conditions of the Custody Agreement, a copy of which is available from the Depositary upon the written request of any Holder.

          25. REGISTRATION OF SHARES; RUSSIAN SHARE REGISTRAR; SHARE REGISTER.

          (a) In the Deposit Agreement the Company designated and appointed OAO NIKoil Registrar, in the Russian Federation, as its Russian Share Registrar in respect of the Shares and other Deposited Securities. The Company further agreed to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to ensure that the designation and appointment of a Russian Share Registrar unaffiliated with the Company is in full force and effect for so long as any ADSs or Receipts remain outstanding or the Deposit Agreement remains in force.

          (b) In the Deposit Agreement, the Company agreed that it shall, at all times:

          (i) take any and all action necessary to assure the accuracy and completeness of all information set forth in the Share Register maintained by the

                Russian Share Registrar in respect of the Shares or other Deposited Securities;

          (ii) use its best efforts to cause the Russian Share Registrar to provide to the Depositary, the Custodian or their respective agents unrestricted access to the Share Register during ordinary business hours in Moscow, the Russian Federation, in such manner and upon such terms and conditions as the Depositary, in its reasonable discretion, may deem appropriate, to permit the Depositary, the Custodian or their respective agents to regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement and, in connection therewith, to provide the Depositary, the Custodian or their respective agents, upon request, with a duplicate extract from the Share Register duly certified by the Russian Share Registrar (or some other evidence of verification which the Depositary, in its reasonable discretion, deems sufficient);

          (iii) use its best efforts to cause the Russian Share Registrar promptly (and, in any event, within three Business Days of the Russian Share Registrar's receipt of such documentation as may be required by applicable law and the reasonable and customary internal regulations of the Russian Share Registrar, or as soon as practicable thereafter) to effect the re-registration of ownership of Deposited Securities in the Share Register in connection with any deposit or withdrawal of Shares or other Deposited Securities under the Deposit Agreement;

          (iv) permit and use its best efforts to cause the Russian Share Registrar to permit the Depositary or the Custodian to register any Shares or other Deposited Securities held under the Deposit Agreement in the name of the Depositary, the Custodian or their respective nominees (which may, but need not be, a non-resident of the Russian Federation); and

          (v) use its best efforts to cause the Russian Share Registrar promptly to notify the Depositary in writing at any time that the Russian Share Registrar (A) eliminates the name of a shareholder of the Company from the Share Register or otherwise alters a shareholder's interest in the Company's shares and such shareholder alleges to the Company or the Russian Share Registrar or publicly that such elimination or alteration is unlawful; (B) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of the Deposit Agreement relating to it (including, without limitation, those set out in this Paragraph 25); (C) refuses to re-register shares of the Company in the name of a particular purchaser and such purchaser (or its respective seller) alleges that such refusal is unlawful; (D) holds Shares of the Company for its own account; or (E) has materially breached the provisions of the Deposit Agreement relating to it (including, without limitation, those set out in this Paragraph 25) and has failed to cure such breach within a reasonable time.

          (c ) In the Deposit Agreement, the Company agreed that it shall be solely liable for any act or failure to act on the part of the Russian Share Registrar (other than any act or failure to act arising in connection with any act or of the Depositary or the Custodian to act) and that the Company shall be solely liable for the unavailability of Deposited Securities or for the failure of the Depositary to make any distribution of cash or other distributions with respect thereto as a result of (i) any act or failure to act of the Company or its agents, the Russian Share Registrar, or their respective directors, employees, agents or Affiliates (other than any act or failure to act arising in connection with any act or failure of the Depositary or the Custodian, or their respective directors, employees, agents or Affiliates to act), (ii) any provision of any present or future charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

          (d) In the Deposit Agreement, the Depositary agreed, for the benefit of Holders and Beneficial Owners, that the Depositary or the Custodian shall confirm regularly (and in any event not less than monthly) the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement. In the Deposit Agreement, the Company and the Depositary agreed that, for the purposes of the rights and obligations under the Deposit Agreement of the parties thereto, the records of the Depositary and the Custodian shall be controlling for all purposes with respect to the number of Shares or other Deposited Securities which should be registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement. In the Deposit Agreement, the Depositary agreed that it shall, and shall cause the Custodian to, at any time and from time to time use all reasonable efforts to assure the accuracy and completeness of all information set forth in the records of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the Deposit Agreement with respect to Shares or other Deposited Securities registered in the name of any of them. In the Deposit Agreement, the Depositary agreed that it will instruct the Custodian to maintain custody of all duplicate share extracts (or other evidence of verification) provided to the Depositary, the Custodian or their respective agents pursuant to the terms of the Deposit Agreement and Paragraph 25(b) hereof. In the event of any material discrepancy between the records of the Depositary or the Custodian and the Share Register, then, if the Depositary has knowledge of such discrepancy, the Depositary shall notify the Company promptly. In event of discrepancy between the records of the Depositary or the Custodian and the Share Register, the Company agreed that (whether or not it has received any notification from the Depositary) it will (i) use its best efforts to cause the Russian Share Registrar to reconcile its records to the records of the Depositary or the Custodian and to make such corrections or revisions in the Share Register as may be necessary in connection therewith, and (ii) to the extent the Company is unable to so reconcile such records, and the number of Shares reflected in the records of the Russian Share Registrar differs by more than one-half of one percent from the number of Shares reflected in the records of the Depositary or the Custodian, promptly instruct the Depositary to notify the Holders of the existence of such discrepancy. Upon receipt of the Company's instruction to notify the Holders of such discrepancy, the Depositary shall give such notification promptly to the Holders pursuant to the notice provisions of the Deposit Agreement (it being understood that the Depositary at any time may give such notification to the Holders, whether or not it has received instructions from the Company) and shall promptly cease issuing Receipts until such time as, in the opinion of the Depositary, such records have been appropriately reconciled.

          26. ARBITRATION; SETTLEMENT OF DISPUTES; WAIVER OF IMMUNITIES.

          (a) Any dispute, controversy, claim or cause of action brought by any party to the Deposit Agreement against the Company arising out of or relating to the Shares or other Deposited Securities, the ADSs, the Receipts or the Deposit Agreement, or the breach hereof or thereof, shall be referred to, and finally resolved by, arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of the Deposit Agreement, which Rules are deemed incorporated by reference into this paragraph. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, that in the event of any third party litigation to which the Depositary is a party and to which the Company may be properly be joined, the Company may be so joined in any court in which such litigation is proceeding; and provided further, that any such dispute, controversy, claim or cause of action relating to or based upon the provisions of the federal securities laws of the United States or the rules and regulations promulgated thereunder may, but need not, be submitted to arbitration as provided in Section 7.11 of the Deposit Agreement. The place of the arbitration shall be the Borough of Manhattan in the City of New York, State of New York, United States of America, and the language of the arbitration shall be English.

          The number of arbitrators shall be three, each of whom shall be disinterested in the dispute, controversy, claim or cause of action, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions selected from the American Arbitration Association's Large Complex Case Panel. If a dispute, controversy or cause of action shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which shall appoint one arbitrator as if there were only two parties to such dispute, controversy, claim or cause of action. If such alignment and appointment shall have not occurred within twenty (20) calendar days after the initiating party serves the arbitration demand, the American Arbitration Association shall appoint the three arbitrators. The parties and the American Arbitration Association may appoint from among the nationals of any country, whether or not a party is a national of that country.

          The arbitrators shall have no authority to award punitive or other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Deposit Agreement.

          (b) Any dispute, controversy, claim or cause of action rising out of or relating to the Shares or other Deposited Securities, the ADSs, the Receipts or the Deposit Agreement not subject to arbitration shall be litigated in the federal or state courts in the Borough of Manhattan in the City of New York, State of New York, United States of America.

          (c) The provisions of this Paragraph 26 shall survive any termination of the Deposit Agreement, in whole or in part.

          (d) In the Deposit Agreement, the Company (i) irrevocably designated and appointed CT Corporation System (the "Agent"), presently having its office at 111 Eighth Avenue, New York, New York 10011, United States of America, as the Company's authorized agent upon which process may be served in any suit or proceeding (including, but not limited to, any arbitral proceeding as contemplated by the terms of the Deposit Agreement and the preceding provisions of 26) arising out of or relating to the Shares or other Deposited Securities, the ADSs, the Receipts or the Deposit Agreement, (ii) consented and submitted to the non-exclusive jurisdiction of any court in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process, by any means permitted by applicable law, upon the Company in any such suit or proceeding. The Company agreed to deliver, upon the execution and delivery of the Deposit Agreement, a written acceptance by such Agent of its appointment. The Company further agreed to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any ADSs or Receipts remain outstanding or the Deposit Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, to the fullest extent permitted by applicable law, the Company thereby waived personal service of process upon it and consented that any such service of process may be made by established overnight courier service, directed to the Company at its address last specified for notices under the Deposit Agreement, and service so made shall be deemed completed five (5) days after the same shall have been so couriered. The Company thereby irrevocably designated, appointed and empowered the Agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court or arbitration as described in the terms of the Deposit Agreement and this Paragraph 26.

          (e) To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or other Deposited

Securities, the ADSs, the Receipts or the Deposit Agreement, the Company in the Deposit Agreement irrevocably and unconditionally waived and agreed not to plead or claim any such immunity and consented to such relief and enforcement, to the fullest extent permitted by law. Additionally, in the Deposit Agreement, the Company irrevocably and unconditionally waived, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any arbitration or court as provided in the Deposit Agreement and this Paragraph 26, and further irrevocably and unconditionally waived and agreed not to plead or claim in any such arbitration or court that any such action, suit or proceeding has been brought in an inconvenient forum.

                                     ANNEX B

     FORM OF CERTIFICATION AND AGREEMENT OF HOLDERS OF REGULATION S EMPLOYEE BENEFIT PLAN SECURITIES AND DEPOSIT OF SHARES PURSUANT TO SECTION 2.03 OF THE
                               DEPOSIT AGREEMENT

      We refer to the Deposit Agreement, dated as of July 27, 2004 (the "Deposit Agreement"), among MECHEL STEEL GROUP OAO (the "Issuer"), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary, and Holders and Beneficial Owners of American Depository Shares evidenced by American Depositary Receipts issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

      1. This certification and agreement is furnished in connection with the deposit of the Regulation S Employee Benefit Plan Securities with the Depositary under the Deposit Agreement in accordance with Section 2.03 thereof, and the issuance of one or more American Depositary Receipts evidencing American Depositary Shares pursuant to Section 2.03 of the Deposit Agreement.

      2. We hereby instruct the Depositary to deliver the Regulation S Employee Benefit Plan Securities evidenced by the Receipts to the Custodian for deposit under the Deposit Agreement in accordance with Section 2.03 thereof and the issuance of one or more American Depositary Receipts evidencing American Depositary Shares in accordance with the terms and conditions of the ADS Deposit Agreement.

      3. We certify that either:

      A. We are, or at the time the Regulation S Employee Benefit Plan Securities are deposited under the Deposit Agreement and at the time the American Depositary Receipt or Receipts are issued will be, the beneficial owner of the Regulation S Employee Benefit Plan Securities and of the American Depositary Shares evidenced by such American Depositary Receipt or Receipts, and (i) we are not a U.S. person (as defined in Regulation S) and we are located outside the United States (within the meaning of Regulation S) and acquired, or have agreed to acquire and will have acquired, the Regulation S Employee Benefit Plan Securities to be deposited outside the United States (within the meaning of Regulation S), (ii) we are not the Issuer, an Affiliate\1 of the Issuer or a person acting on behalf thereof, and (iii) we are not in the business of buying and selling securities.

                                       OR


---------------------------
1/ Affiliate, as defined under Rule 144 of the Securities Act. Please note that Affiliates may include directors and officers of the Company. Affiliates of the Issuer, which may include directors and officers of the Company, would be holding Rule 144 Securities, which may be deposited with the Depositary pursuant to Sections 1.28 and 2.03 of the Deposit Agreement and Rule 144 of the Securities Act.

      B. We are a broker-dealer acting on behalf of our customer; our customer has confirmed to us that it is, or at the time the Regulation S Employee Benefit Plan Securities are deposited under the Deposit Agreement and at the time the American Depositary Receipt or Receipts are issued will be, the beneficial owner of the Regulation S Employee Benefit Plan Securities and of the American Depositary Shares evidenced by such American Depositary Receipt or Receipts, and (i) it is not a U.S person (as defined in Regulation
            S) and it is located outside the United States (within the meaning of Regulation S) and acquired, or has agreed to acquire and will have acquired, the Regulation S Employee Benefit Plan Securities to be deposited outside the United States (within the meaning of Regulation S), (ii) it is not the Issuer or an Affiliate of the Issuer or a person acting on behalf thereof, and (iii) it is not in the business of buying and selling securities.

      4. We certify (or if we are a broker-dealer acting on behalf of a customer, our customer has acknowledged to us that it certifies) that we have held the Regulation S Employee Benefit Plan Securities for a period of 40 days from the date of issuance of such Regulation S Employee Benefit Plan Securities, and that we have not offered, sold, pledged or otherwise transferred such Regulation S Employee Benefit Plan Securities during such 40-day period.

                                               Very truly yours,

                                              [NAME OF COMPANY EMPLOYEE
                                              /EMPLOYEE'S BROKER-DEALER]


                                              By:
                                                  ------------------------------
                                                  Title:
                                                  Name:
Dated:
       -----------------

          The Company hereby certifies that (i) _________________ is not an Affiliate of the Issuer, or acting on behalf of such an Affiliate and (ii) that the Regulation S Employee Benefit Plan Securities were issued pursuant to and in compliance with Rule 903(b)(1)(iv) of the Securities Act.

                                              MECHEL STEEL GROUP OAO


                                              By:
                                                  ------------------------------
                                                  Title:
                                                  Name:



Dated:
       -----------------


                                      B-2